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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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NABORS INDUSTRIES LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM 08 Bermuda

Notice of 2013 Annual General Meeting of Shareholders
Tuesday, June 4, 2013, 11:00 a.m. ADT
Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Hamilton, Bermuda

April 30, 2013

Fellow Shareholder:

        On behalf of the Board of Directors, we cordially invite you to attend Nabors Industries Ltd.'s 2013 annual general meeting of shareholders to:

  1.
  Elect five directors for a one-year term (Item 1);

  2.
  Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2013, and authorize the Audit Committee of the Board of Directors to set the auditor's remuneration (Item 2);

  3.
  Approve the Company's 2013 Incentive Bonus Plan (Item 3);

  4.
  Approve the Company's 2013 Stock Plan (Item 4);

  5.
  Hold a nonbinding, advisory "Say-on-Pay" vote regarding the compensation paid by the Company to its named executive officers (Item 5);

  6.
  Consider five shareholder proposals, if properly presented by the shareholder proponents (Items 6-10); and

  7.
  Transact such other business as may properly come before the meeting.

        Further information regarding the meeting and the above proposals is set forth in the accompanying proxy statement. I hope you will also review the enclosed annual report, in which we highlight some of our accomplishments towards enhancing shareholder value, such as our recent initiation of a quarterly cash dividend. The Chairman's letter in that report also describes initiatives underway in furtherance of that effort. In addition, please see the letter from John Yearwood, our Lead Director, which immediately follows this notice.

        You are entitled to vote at the meeting if you were a shareholder at the close of business on April 5, 2013. The Company's financial statements will also be presented at the meeting. We hope you will read the proxy statement and submit your proxy, or use telephone or internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions. On behalf of the Board of Directors and the management of Nabors, I extend our appreciation for your continued support.

Sincerely yours,
ANTHONY G. PETRELLO Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        You may designate proxies to vote your shares by telephone, internet or mailing your proxy card. Your internet or telephone designation saves the Company money and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please review the instructions in the proxy statement and on your proxy card regarding each of these options.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 4, 2013:
Our Proxy Statement and our 2012 Annual Report are available at www.edocumentview.com/NBR.

April 30, 2013

Fellow Shareholder,

        I joined Nabors' Board of Directors and the Compensation Committee in late 2010. At the time, shareholders had expressed concerns about Nabors' executive compensation. While this had never been an issue the Board took lightly, we made progressive changes over the last several years to help ensure that our leadership teams are properly incentivized and rewarded for returning value to shareholders.

        In 2012, however, shareholders voted overwhelmingly against the Say-on-Pay proposal. The entire Board heard you loud and clear. In the months following last year's annual general meeting, we have spoken with several of you and your representatives and taken a number of actions specifically designed to address your concerns.

        Working with a leading independent compensation consultant, the Compensation Committee, with the support of the rest of the Board, renegotiated our chief executive officer's existing employment agreement and adopted many of the specific changes urged by shareholders and recommended by our advisors. The new agreement significantly reduces the amount of Mr. Petrello's expected annual compensation and sharply increases the portion of his compensation that is performance-based on metrics encouraged by shareholders.

        It was important to all members of the Board, including Mr. Petrello, that his new compensation address concerns raised by shareholders and be firmly aligned with shareholders' interests, as well as the compensation principles in place for the rest of our employees. To that end, Mr. Petrello willingly gave up numerous benefits under his prior agreement, well before its expiration, and entered a new agreement, which:

  •
  benchmarks compensation against a peer group;

  •
  abolishes uncapped annual cash bonuses and the payment based on excess cash flow over an equity hurdle;

  •
  subjects the vast majority of Mr. Petrello's annual compensation opportunity to specific financial and operational objectives established by the Compensation Committee;

  •
  subjects nearly half of his long-term incentive compensation to three-year total shareholder return relative to a newly created Performance Peer Group;

  •
  caps termination payments at 2.99 times base salary and bonus; and

  •
  eliminates death and disability benefits valued at $50 million.

        Details of this new agreement are laid out in the Compensation Discussion and Analysis section of the attached Proxy Statement, which begins on page 18. Importantly, the new agreement balances retention of a key executive with incentivizing shareholder return. We urge you to read it carefully to fully understand the significant changes that have been made.

        Please keep in mind that the new agreement took effect January 1, 2013, so the changes do not affect the compensation and awards reflected in the Summary Compensation Table on page 29 for 2012 and prior years.

        The Board has also responded to shareholder governance concerns in a number of areas, most recently by expanding the Board to eight members and appointing a new independent director. This followed discussions with our largest shareholder and reflects our responsiveness to shareholders, as well as our commitment to enhanced governance and adding fresh, independent perspectives to the Board. Five of our six continuing independent directors have a tenure on the Board of four years or less. We also announced plans to add another new independent director in 2014.

        We urge you to communicate with us on matters of importance and promise to continue working to reflect your input in our decisions.

Sincerest regards,

John Yearwood
Lead Director

NABORS INDUSTRIES LTD.
Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM 08 Bermuda

Proxy Statement

2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 4, 2013

        We are sending you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the 2013 annual general meeting of shareholders (the "meeting"). In this proxy statement, "Nabors", the "Company", "we", "us" and "our" refer to Nabors Industries Ltd. Where the context requires, these references also include our subsidiaries and predecessors.

Annual General Meeting Information

        Date and location of the annual general meeting.    We will hold the meeting at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 11:00 a.m. Atlantic Daylight Time on Tuesday, June 4, 2013, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8063.

        Admission to the annual general meeting.    Only record or beneficial owners of Nabors common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver's license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

Voting Information

        Record date and quorum.    The record date for the meeting is April 5, 2013. You may vote all common shares of Nabors that you owned as of the close of business on that date. Each common share entitles you to one vote on each matter voted on at the meeting. On the record date, 323,043,227 common shares were outstanding. A majority of the shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions and withheld votes will be counted for purposes of establishing a quorum.

        Submitting voting instructions for shares held in your name.    You may direct your vote at the meeting by telephone or internet, which saves the Company money, or by completing, signing and returning your proxy card. A properly submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendation unless they lack the discretionary authority to do so as discussed below.

        Submitting voting instructions for shares held in street name; discretionary voting.    If you hold your shares through a broker, follow the instructions received from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting.

        If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange ("NYSE") member brokers may vote your shares on the approval and appointment of our independent auditor, which is a "discretionary" item. The election of directors, approval of our incentive bonus and stock plans, Say-on-Pay vote and consideration of shareholder proposals are "nondiscretionary" items; absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals.

        If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a "broker nonvote". Broker nonvotes will be counted for purposes of establishing a quorum and, because of the vote required to approve "nondiscretionary" items (discussed below), will have the same effect as a vote against a proposal.

        Revoking your proxy.    You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

  Votes required to elect directors and to adopt other proposals.

  •
  Directors will be elected (Item 1) by a plurality of the votes cast; however, as discussed below, any nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his election must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company's best interests to do so.

  •
  Approval of the independent auditor (Item 2), 2013 Incentive Bonus Plan (Item 3), and 2013 Stock Plan (Item 4) requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.

  •
  The remaining items are nonbinding, but the Board will consider the results of the votes in making future decisions: Say-on-Pay (Item 5) and the shareholder proposals asking the Board to require shareholder approval of specific performance metrics in equity compensation plans (Item 6), asking the Board to require an independent chairman (Item 7), asking the Board to require senior executives to retain 75% of shares (Item 8), recommending that the Company amend its bye-laws to seek shareholder approval of certain severance agreements (Item 9), and asking the Board to adopt a proxy access bye-law (Item 10).

        Withholding your vote or voting to "abstain".    You may withhold your vote for any nominee for election for director. Withheld votes will be excluded from the vote. On the other proposals, you may vote to "abstain". If you vote to "abstain", your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

ITEM 1

ELECTION OF DIRECTORS

        Our Board of Directors currently has eight members and is divided, effectively, into two classes. One of the amendments to the Bye-laws at the 2012 annual general meeting declassified the Board so that directors are elected for one-year terms rather than three classes with three-year terms. The amendment was effective immediately for directors elected at the meeting; consequently the directors elected in 2012 have been nominated for election at this meeting, together with former Class I directors. "Class II" directors currently serving (Messrs. Petrello and Sheinfeld) will continue to serve for the term to which they were elected, which expires in 2014. Director James L. Payne will retire in accordance with the age limitation in the Board's Guidelines on Significant Corporate Governance Matters ("Governance Guidelines"). Upon Mr. Payne's retirement, the Board will revert to seven members. As a result, shareholders are being asked to vote for only five nominees.

        On April 4, 2013, the Board expanded to eight members from seven and appointed Howard Wolf to fill the newly created vacancy. The directors standing for election have been nominated by the Board, upon the recommendation of the Governance and Nominating Committee, to serve until the 2014 annual general meeting, or until such later time as their successors are duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election. If that happens, your proxy will be voted for another person nominated by the Board.

        In identifying and recommending nominees for director, the Governance and Nominating Committee places primary emphasis on the following criteria:

  •
  Reputation, integrity and independence (for nonmanagement directors);

  •
  Judgment, age and diversity of viewpoints, backgrounds and experience;

  •
  Business or other relevant experience;

  •
  The extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of the other members of the Board of Directors will result in an effective board that is responsive to the needs of the Company; and

  •
  For current directors, history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

        These criteria include those set forth in our Governance Guidelines, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

        The Governance and Nominating Committee believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company and the composition of the Board, and therefore does not set specific, minimum qualifications that nominees must meet to be recommended to the Board of Directors. Members of the Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in greater depth. The Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders, as described in our Governance Guidelines.

        Over the past several years, the Governance and Nominating Committee has sought to add qualified new independent directors with fresh perspectives to the Board. In furtherance of this goal, the Board in 2012 removed the exemption previously applied to directors in office since 2002 from its policy against directors running for election after attaining age 72. In accordance with that requirement, Mr. Payne is retiring upon completion of his current term at the meeting, and Mr. Sheinfeld will retire upon expiration of his current term at the 2014 annual general meeting of shareholders. Each of the other nonemployee directors joined the Board in 2009 or later, resulting in a substantially reduced average tenure of Board members.

        The Board recently added Mr. Wolf as a director. Our largest shareholder suggested that the Committee consider him for nomination to the Board. After reviewing his qualifications and a series of interviews, the Board approved Mr. Wolf's appointment. In appointing and subsequently nominating Mr. Wolf for reelection, the Board found that special circumstances warranted an exception to the age limit specified in our Governance Guidelines. Specifically, because Mr. Wolf's appointment was advocated by our largest shareholder, was made in conjunction with an agreement with that shareholder, and because Mr. Wolf is a newly appointed director (such that the exception does not promote director entrenchment), the Board concluded that the concerns that gave rise to the age limitation were not present and that the benefits of Mr. Wolf's appointment outweighed any concerns regarding his age.

        In the business descriptions that follow, except as noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CRANE, LINN, LOMBARDI, WOLF AND YEARWOOD AS DIRECTORS FOR A TERM ENDING AT THE 2014 ANNUAL GENERAL MEETING.

Nominees for Election

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications
James R. Crane, 59	2012	Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006.

Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Crane Capital Group currently invests in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 75 offices in 21 countries, and Champion Energy Services, a retail electricity provider. Mr. Crane also led an investor group that in 2011 purchased the Houston Astros. He holds a B.S. in Industrial Safety from Central Missouri State University and serves on the Board of Directors of Western Gas Holdings, LLC, a subsidiary of Anadarko Petroleum Corporation.

		Mr. Crane's experience in marketing, logistics, global operations and creating shareholder value provide a valuable resource to the Board.
Michael C. Linn, 61	2012	President of MCL Ventures, LLC, an investment company, since 2012. Director of LINN Energy, LLC since 2003.

Mr. Linn founded LINN Energy, a NASDAQ-listed independent oil and natural gas company, in 2003. He served as LINN's Executive Chairman from January 2010 to December 2011, Chairman and Chief Executive Officer from June 2006 to January 2010, and President and Chief Executive Officer from March 2003 to June 2006. He serves on the National Petroleum Council and on the Board of the Independent Petroleum Association of America. Mr. Linn is a Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. He was previous chairman and currently serves on the Natural Gas Council. He acts as an adviser to the Board of Directors of Quantum Energy Partners and serves on the Board of Directors of Black Stone Minerals Company, LP. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications

Mr. Linn's broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board.

John V. Lombardi, 70	2009	Professor of History, Louisiana State University System since 2007.

Dr. Lombardi served as President of the Louisiana State University System from 2007-2012, where he continues to serve as a Professor of History. Dr. Lombardi is also Co-Director of the Center for Measuring University Performance and in that capacity serves as a member of the founding board of the Global Research Benchmarking System. Dr. Lombardi was Chancellor and Professor of History of the University of Massachusetts Amherst from 2002 until 2007. Prior to that, he served in various capacities, including President, Director of The Center for Measuring University Performance, and Professor of History, at the University of Florida from 1990 to 2002; as Provost, Vice President for Academic Affairs, and Professor of History at The Johns Hopkins University from 1987 to 1990; and in various capacities, including Dean of the College of Arts and Sciences, Dean of International Programs, Director of the Latin American Studies Program, and Professor of History, at Indiana University from 1967 to 1987, where he also taught a course on international business. He is currently on leave from Louisiana State University for the calendar year 2013 and occupies a one-year position as Professor of History and Associate Director of Libraries at the University of Massachusetts Amherst.

Dr. Lombardi serves on the Advisory Board of the Jay I. Kislak Foundation, Inc. He previously served on the Executive Committee and Board of Directors of the Baton Rouge Area Chamber of Commerce, on the Executive Committee and Board of Directors of the Economic Development Council of Western Massachusetts, and on the Executive Strategic Council of IMS Global Learning Consortium. Dr. Lombardi has authored or co-authored numerous books and articles on a wide variety of topics, including measuring university performance, Latin American history, and international business.

Dr. Lombardi's experience in the functional role of chief executive officer and other leadership positions in five of the most prominent and complex higher education institutions with operating budgets ranging over $3 billion in the United States over a period of nearly five decades, combined with his Latin American expertise, uniquely qualify him for service on the Board. Dr. Lombardi's financial expertise in such diverse areas as budgeting, finance, audit, forecasting, risk management, human resources management, and executive compensation provide valuable insight to the Board and the Audit and Compensation Committees on which he serves.

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications
Howard Wolf, 78	2013	Since 2004, Mr. Wolf has practiced law as a sole practitioner. He also invests in and serves on the boards of directors of various private companies.

Mr. Wolf is a former senior partner with the law firm of Fulbright & Jaworski L.L.P. where he practiced in the Corporate Department from 1959 until his retirement from the firm in 2003. He is the former Chair of the Committee on Securities and Investment Banking, and the Section on Corporation, Banking and Business Law of the State Bar of Texas. Mr. Wolf has also served on or chaired a number of public, private and charitable boards of directors—including Stewart & Stevenson and Offshore Logistics—and as a partner of various companies. He currently serves on the board of Simmons & Company International, a private investment banking and securities firm specializing in the energy industry. He received a Bachelor of Business Administration and a JD, with honors, from The University of Texas at Austin.

The Company is party to an agreement with PHM Investment (USD) 1 S.à.r.l pursuant to which, among other things, the Company has agreed to nominate Mr. Wolf for election to the Board in 2013 and 2014 provided that certain conditions are met. Mr. Wolf's extensive legal and business experience in the energy industry, as well as in corporate and securities matters, mergers and acquisitions, finance and international law, were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board.

John Yearwood, 53	2010

Mr. Yearwood currently serves on the Board of Directors of Sabine Oil & Gas LLC (formerly NFR Energy LLC, which was a joint-venture subsidiary of the Company), Sheridan Production Partners, Barra Energia, Premium Oilfield Services, LLC, and Foro Energy LLC. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. He was first elected to Smith's Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. Mr. Yearwood received a Bachelor of Science Honors Degree in Geology and the Environment from Oxford Brookes University in England.

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications

Mr. Yearwood brings extraordinary executive management experience in the oilfield services industry to the Board. His extensive knowledge of the industry, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

Directors Continuing in Office—Terms Expiring in 2014 (formerly "Class II" Directors)

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications
Anthony G. Petrello, 58	1991	Chairman of the Board of Nabors and its subsidiary, Nabors Industries, Inc., since 2012 and director of each since 1991; Deputy Chairman of Nabors 2003-2012; President and Chief Executive Officer of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011.

From 1979 to 1991, Mr. Petrello was with the law firm Baker & McKenzie, where his practice focused on international arbitration, corporate taxation and general corporate law. He served as Managing Partner of the firm's New York office from 1986 until his resignation in 1991. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Stewart & Stevenson LLC and of Hilcorp Energy Company.

		In addition to his operating functions, Mr. Petrello provides strategic planning initiative and direction enabling the Company to adapt and prosper in our dynamic competitive environment.
Myron M. Sheinfeld, 83	1988	Counsel with the law firm of King & Spalding LLP since 2007, and a member of the firm's Financial Restructuring Group.

From 2001 until 2007, Mr. Sheinfeld was Senior Counsel to the law firm Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1970 until 2001 he held various positions in the law firm Sheinfeld, Maley & Kay P.C., where he earned a reputation as one of the country's preeminent bankruptcy practitioners and scholars. Mr. Sheinfeld was an adjunct professor of bankruptcy and reorganization law at the University of Texas School of Law from 1975 to 1991 and is a contributing author to numerous legal and business publications, and a contributor, member of the Board of Editors, co-editor and co-author of Collier on Bankruptcy, and a co-author of Collier on Bankruptcy Tax. He is the former President, a current Director and a member of The Tri Cities Chapter of the National Association of Corporate Directors. He is a member of the National Bankruptcy Conference, former Chair of the ABA Standing Committee on Specialization and former Chair of the Texas Board of Legal Specialization.

Name and Age	Director Since	Position with Nabors, Business Experience and Qualifications

Mr. Sheinfeld brings decades of experience dealing with complex capital and debt structures, forensic accounting issues, corporate governance, director duties and responsibilities, and risk management concerns to our Board. His extensive experience with the financial concerns of businesses in our industry provides valuable perspective to the Board and the Audit Committee as the Company has faced challenges presented by its growth, legislative and regulatory changes, an evolving governance climate and sometimes volatile market conditions.

OTHER EXECUTIVE OFFICERS

Name	Age	Position with Nabors, Business Experience and Qualifications
R. Clark Wood	40	Principal Accounting and Financial Officer of Nabors Industries Ltd. since March 2009; Controller of Nabors Corporate Services, Inc. (a subsidiary of the Company) since 2007; Assistant Controller of Nabors Corporate Services, Inc. from 2003 through 2007. Prior to joining Nabors, Mr. Wood worked for seven years at Arthur Andersen LLP and KPMG LLP and rose to the rank of Senior Audit Manager. Mr. Wood obtained a Masters in Professional Accounting from the University of Texas at Austin.
Mark D. Andrews	40

Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm's Mining and Resource Practice. Mr. Andrews holds a Bachelor of Business Administration degree from Wilfrid Laurier University and is also a Chartered Accountant and a CFA charterholder.

 CORPORATE GOVERNANCE

        The Board of Directors met five times during 2012 and held additional informational sessions by telephone. As described below, the Board has six committees, which report their activities to the Board. Appointments to and chairmanships of the committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and the committees on which they serve. Each of our incumbent directors attended over 75% of the aggregate meetings of the Board and committees on which he served during 2012. The charters of the Audit Committee, Compensation Committee, Governance and Nominating Committee, Risk Oversight Committee, and Technical and Safety Committee are available on our website at www.nabors.com. Copies of the respective charters are available in print without charge to any shareholder who requests a copy; please direct any requests to the Corporate Secretary and deliver them in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

Committee	Current Members	Primary Responsibilities	No. of Meetings
Audit	Myron M. Sheinfeld (Chair) John V. Lombardi John Yearwood

•

Oversees the integrity of our consolidated financial statements, system of internal controls, financial risk management, and compliance with legal and regulatory requirements.

•

Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.

•

Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•

After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

			4	(1)

Compensation	John V. Lombardi (Chair) Michael C. Linn John Yearwood	• Reviews and approves the compensation of our executive officers and other senior leaders. • Oversees the administration of our equity-based compensation plans.	4	(2)

Executive	Anthony G. Petrello (Chair) James R. Crane John Yearwood	• As necessary between meetings of the Board, exercises all power and authority of the Board in overseeing the management of the business and affairs of the Company.	0	(3)

Governance and Nominating	James L. Payne (Chair) Michael C. Linn Myron M. Sheinfeld	• Identifies and recommends candidates for election to the Board. • Establishes procedures for the committee's oversight of the evaluation of the Board. • Recommends director compensation. • Reviews annually our corporate governance policies. • Reviews and approves any related-party transactions involving directors and executive officers.	5

Committee	Current Members	Primary Responsibilities	No. of Meetings
Risk Oversight	Michael C. Linn (Chair) James R. Crane John V. Lombardi James L. Payne Myron M. Sheinfeld John Yearwood	• Monitors management's identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company's business. • Reviews the integrity of the Company's systems of operational controls regarding legal and regulatory compliance. • Reviews the Company's processes for managing and mitigating operational and enterprise risk.	4

Technical and Safety	James R. Crane (Chair) James L. Payne John Yearwood	• Monitors the Company's compliance with health, safety and environmental standards. • Reviews the Company's safety performance. • Reviews the Company's strategic technology position.	4

(1)
In addition to its formal meetings, the Audit Committee conducted telephonic information sessions in connection with the Company's quarterly earnings releases and other matters.

(2)
In addition to its formal meetings, the Compensation Committee had several discussions, including with outside advisors and other Board members, in connection with the review of our chief executive officer's compensation arrangements and the restructuring of his employment agreement.

(3)
The Executive Committee did not meet during 2012, but took action on one occasion by written consent.

        Mr. Yearwood has served as our Lead Director since 2011. The Lead Director's primary responsibility is to preside over executive sessions of the nonemployee directors and to call meetings of the nonemployee directors as desirable. He also:

  •
  chairs certain portions of Board meetings,

  •
  serves as liaison between the Chairman of the Board and the nonemployee directors,

  •
  develops and approves, together with the Chairman, the agenda for Board meetings, and

  •
  performs other duties delegated by the Board from time to time.

        Although the Chairman of the Board is also our Chief Executive Officer, the Board believes that coupling the chairmanship with an experienced, independent Lead Director, creates the most effective leadership structure for the Company at this time. The Company's corporate governance structure, including the composition of the Board, its committees, and the presence of a strong Lead Director, provide effective independent oversight of management and of the Board itself. Both the Chairman and Lead Director serve on the Board's Executive Committee, and any director may raise a matter for consideration by the Board. This past year, our Lead Director:

  •
  partnered with our Chairman in extensive communications with significant shareholders regarding the appointment of additional independent directors and other governance matters;

  •
  in response to shareholder concerns, and together with the Chairman of our Compensation Committee, led negotiations that resulted in a dramatic restructuring of our Chief Executive Officer's compensation structure; and

  •
  conducted numerous executive sessions of the independent directors.

        The Board believes that Mr. Yearwood's extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity and that an independent Chairman is not necessary.

Director Independence

        The Governance and Nominating Committee conducts a review at least annually of the independence of the members of the Board and its committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE. Those standards are set forth in our Governance Guidelines available on our website at www.nabors.com.

        The Board has affirmatively determined that each of our directors other than Mr. Petrello, our CEO, meets these standards and is independent. The Board reviews each of the transactions, relationships and arrangements described in the section entitled "Certain Relationships and Related-Party Transactions" as well as social and other relationships in determining whether a director is independent.

        The Board has determined that Mr. Yearwood qualifies as an "audit committee financial expert" as defined under Securities and Exchange Commission ("SEC") rules. In addition, several of our directors hold a Certificate of Director Education from the National Association of Corporate Directors.

Director Nominations

        The Governance and Nominating Committee recommends director candidates to the full Board after receiving input from all directors. The Committee considers the entirety of each candidate's credentials and does not have specific, minimum qualifications or requirements that nominees must meet. The Committee is guided by the following basic selection criteria for all nominees: independence, highest character and integrity, experience, reputation and sufficient time to devote to Board matters. The Committee also gives consideration to diversity of viewpoints, backgrounds and experience, age, international and industry background and experience, and specialized expertise in the context of the needs of the Board as a whole. From a diversity standpoint, the Committee places particular emphasis on identifying candidates whose experience and talents complement and augment those of other Board members with respect to current and anticipated matters of importance to the Company. The Committee attempts to balance the composition of the Board to promote comprehensive consideration of issues. For example, the widely varying levels of industry experience among Board members reflect the Committee's strategy of balancing extensive industry knowledge with relevant experience in other businesses. The Committee has the authority to engage consultants, including retained search firms, to help identify new director candidates.

        The Governance and Nominating Committee will consider director candidates recommended by shareholders. The policy adopted by the Committee provides that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our 2014 annual general meeting of shareholders may do so by submitting in writing the candidate's name, together with the information described on our website at www.nabors.com. Submissions to the Board of Directors should be delivered in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, prior to April 5, but no earlier than March 6, 2014.

Shareholder and Interested Parties Communications with the Board

        Shareholders and other interested parties may contact any of the Company's directors, a committee of the Board of Directors, the Board's independent directors as a group or the Board generally, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address shown on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with procedures approved by the Board's independent directors. The Board's Policy Regarding Shareholder Communications with the Board of Directors is available at www.nabors.com. The Company encourages directors to attend the annual general meeting of shareholders. All of the directors then comprising the full Board attended the 2012 annual general meeting of shareholders.

Executive Sessions of Nonemployee Directors

        Our nonemployee directors, each of whom is independent, meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present. The Lead Director presides over these executive sessions.

NONEMPLOYEE DIRECTOR COMPENSATION

        We believe it is essential to attract outstanding nonemployee directors and to align their economic interest in the Company with other shareholders. We accomplish this through a combination of an annual retainer and equity incentive awards. For 2012, our annual retainer was $50,000 for each director; an additional $50,000 for the chairman of each committee (except the chairman of the Audit Committee, whose additional retainer is $100,000); and an additional $50,000 for the Lead Director. No additional amounts are paid for attendance at Board or committee meetings. The cash component of director compensation is paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash payments, valued at the amount of the payment.

        We issue restricted shares to our nonemployee directors upon initial appointment or election to the Board as well as annually under equity incentive plans adopted from time to time. The Board believes that its practice of awarding directors a predetermined number of shares, rather than a predetermined equity value, better aligns directors' interests with those of our other shareholders. The result is fluctuating compensation values, which rise when our stock price is higher and decline when our stock price is lower, as evidenced in the following table. The number of shares awarded annually remained constant from 2007 through 2012. Each nonemployee director received an award of 12,000 restricted shares in February 2012 which vest over a three-year period. Overall director compensation relative to a peer group also fluctuates to the extent other directors in that peer group receive equity of a predetermined value. The Board considers those fluctuations in deciding whether to follow past practice with respect to equity grants.

        The following table sets forth information concerning total director compensation in 2012 for each nonemployee director.

2012 Director Compensation Table

Name(4)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Crane	12,500	535,440	75,000	0	0	0	622,940
Michael C. Linn	87,500	535,440	0	0	0	0	622,940
John V. Lombardi	100,000	267,720	0	0	0	0	367,720
James L. Payne	100,000	267,720	0	0	0	0	367,720
Myron M. Sheinfeld	150,000	267,720	0	0	0	0	417,720
John Yearwood	112,500	267,720	0	0	0	0	380,220

(1)
The amounts shown in the "Stock Awards" column reflect the grant date fair value of restricted stock awards. On February 24, 2012, each nonemployee director then on the Board received a restricted stock award of 12,000 shares as part of his annual compensation. Mr. Crane and Mr. Linn each received an additional restricted stock award of 12,000 shares on February 24, 2012 upon his appointment to the Board. Each award is scheduled to vest ratably over three years. The grant date fair value of the restricted stock award is based on Nabors' closing stock price on the grant date, which was $22.31 on February 24, 2012.

(2)
As of December 31, 2012, the aggregate numbers of restricted stock awards outstanding were: Mr. Crane—24,000 shares; Mr. Linn—24,000 shares; Dr. Lombardi—24,000 shares; Mr. Payne—24,000 shares; Mr. Sheinfeld—24,000 shares; and Mr. Yearwood—28,000 shares.

(3)
The amount shown in the "Option Awards" column reflects the grant date fair value of stock option awards. No stock option awards were granted to nonemployee directors during 2012, except to Mr. Crane who received them in lieu of his quarterly cash retainer for the last three quarters of the year. As of December 31, 2012, the aggregate numbers of stock options outstanding were: Mr. Crane—13,239; Dr. Lombardi—19,730; Mr. Payne—80,000; and Mr. Sheinfeld—170,000, all of which are fully vested.

(4)
Mr. Petrello, who was an employee of the Company throughout 2012, is not included in this table. His compensation is discussed in our Compensation Discussion and Analysis section and is included in the Summary Compensation Table. Mr. Wolf is not included in the table because he did not join the Board until 2013.

 BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

        Stock ownership of directors and executive officers.    We encourage our directors, officers and employees to own our common stock in order to align their interests with those of other shareholders. Ownership of Company stock ties a portion of their net worth to the Company's stock price and provides a continuing incentive for them to work toward superior long-term stock performance. The following table sets forth the beneficial ownership of common stock, as of April 5, 2013, by each of our current directors and named executive officers, and by all our current directors and executive officers as a group:

	Common Shares Beneficially Owned
Beneficial Owner(1)	Number of Shares	Percent of Total(2)
Directors
James R. Crane(2)	116,064	*
Michael C. Linn(2)	39,000	*
John V. Lombardi(2)	94,730	*
James L. Payne(2)	210,100	*
Anthony G. Petrello(2)(3)	11,626,709	3.54%
Myron M. Sheinfeld(2)(3)	236,188	*
Howard Wolf(2)	27,000	*
John Yearwood(2)	63,000	*
Other Named Executive Officers
Mark D. Andrews(2)	15,281	*
R. Clark Wood(2)	79,878	*
All Directors/Executive Officers as a group (10 persons)(2)(3)	12,507,950	3.81%

*
Less than 1%

(1)
The address of each of the directors and officers listed is in care of Nabors Industries Ltd. at the address shown on the first page of this proxy statement.

(2)
As of April 5, 2013, Nabors had 323,043,227 shares outstanding and entitled to vote. For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any common shares that such person has the right to acquire within 60 days. We have included in the table common shares underlying stock options that are vested or scheduled to vest within 60 days of April 5, 2013. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder.

The number of common shares underlying fully vested stock options, or those vesting within 60 days, included in the table are as follows: Mr. Andrews—6,143; Mr. Crane—19,064; Mr. Wolf—0; Mr. Linn—0; Dr. Lombardi—19,730; Mr. Payne—80,000; Mr. Petrello—5,083,487; Mr. Sheinfeld—90,000; Mr. Wood—30,260; and all directors and named executive officers as a group—5,328,684.

(3)
The shares listed for Mr. Petrello include 250,000 shares owned by a foundation for which Mr. Petrello has shared voting and dispositive power, and for Mr. Sheinfeld include 584 shares owned directly by Mr. Sheinfeld's spouse. Messrs. Petrello and Sheinfeld, respectively, disclaim beneficial ownership of those shares.

        Principal Shareholders.    The following table contains information regarding the only persons we know of that beneficially owned more than 5% of our common stock as of April 5, 2013:

	Common Shares Beneficially Owned
Beneficial Owner	Number of Shares	Percent of Total(1)
Pamplona Capital Management LLP.(2) 25 Park Lane London, W1K 1RA, United Kingdom	27,062,322	8.38%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	17,072,156	5.28%
WHV Investment Management, Inc.(4) 301 Battery Street, Suite 400 San Francisco, CA 94111	20,592,433	6.37%

(1)
Based upon total shares outstanding as of April 5, 2013.

(2)
Based on a Schedule 13D/A filed on April 8, 2013, Pamplona Capital Management LLP and certain of its affiliates have shared voting and dispositive power with respect to all shares reported.

(3)
Based on a Schedule 13G filed on February 12, 2013, The Vanguard Group and certain of its affiliates have sole voting power with respect to 542,894 shares, sole dispositive power with respect to 16,601,842 shares and shared dispositive power with respect to 470,314 shares.

(4)
Based on a Schedule 13G filed on February 6, 2013, WHV Investment Management, Inc. and certain of its affiliates have sole voting power with respect to 19,934,403 shares and shared dispositive power with respect to all shares reported.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter adopted by the Board. The charter is available on Nabors' website at www.nabors.com. The Audit Committee is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company's independent registered public accounting firm (independent auditor), the performance of the Company's internal auditors and independent auditor, and the Company's compliance with legal and regulatory requirements. Subject to approval by the shareholders, we have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company's independent auditor. The Board has determined that each Committee member is independent under applicable independence standards of the NYSE and the Exchange Act.

        The Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company's internal control over financial reporting. The Company's independent auditor, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company's internal controls over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal controls over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditors and the independent auditor.

        We held four meetings during 2012, as well as a number of telephonic conferences. The Committee, among other things:

  •
  Reviewed and discussed the Company's quarterly earnings releases, quarterly reports on Form 10-Q and annual report on Form 10-K, including the consolidated financial statements;

  •
  Reviewed and discussed the Company's policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

  •
  Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2012 and summaries of the significant reports to management by the internal auditors;

  •
  Reviewed and discussed the annual plan and scope of work of the independent auditor;

  •
  Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

  •
  Reviewed and discussed with management their reports on the Company's policies regarding applicable legal and regulatory requirements;

  •
  Reviewed and approved the Committee's charter; and

  •
  Met with PricewaterhouseCoopers and the internal auditors in executive sessions.

        We reviewed and discussed with management, the internal auditors and PricewaterhouseCoopers the audited consolidated financial statements for the year ended December 31, 2012, the critical accounting policies that are set forth in the Company's annual report on Form 10-K, management's annual report on the Company's internal controls over financial reporting, and PricewaterhouseCoopers' opinion on the effectiveness of the internal controls over financial reporting.

        We discussed with PricewaterhouseCoopers matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board ("PCAOB"), including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's consolidated financial statements, including the disclosures related to critical accounting policies.

        PricewaterhouseCoopers also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. We discussed with PricewaterhouseCoopers its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company's annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company's interim condensed consolidated financial statements included in its quarterly reports on Form 10-Q, and its opinion on the effectiveness of the Company's internal controls over financial reporting were compatible with maintaining its independence. We also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by PricewaterhouseCoopers. We received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

        Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2012 be included in the Company's annual report on Form 10-K. We also selected PricewaterhouseCoopers as the Company's independent auditor for the year ending December 31, 2013 and are presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,
THE AUDIT COMMITTEE Myron M. Sheinfeld, Chairman John V. Lombardi John Yearwood

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed the following Compensation Discussion and Analysis ("CD&A") with management. Based on that review and discussion, the committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted,
THE COMPENSATION COMMITTEE John V. Lombardi, Chairman Michael C. Linn John Yearwood

 COMPENSATION DISCUSSION AND ANALYSIS

        This section is intended to help you understand our executive compensation practices and the decisions we made in 2012 concerning the compensation payable to the following individuals, referred to hereafter as our "named executive officers":

  •
  Anthony G. Petrello, our Chairman, President and Chief Executive Officer,

  •
  R. Clark Wood, our Principal Accounting and Financial Officer, and

  •
  Mark D. Andrews, our Corporate Secretary.

        This CD&A is provided as a supplement to, and should be read in conjunction with, the tables and related narratives of this proxy statement.

Overview

        Our Business.    Unique among our competitors, Nabors aims to optimize the entire well life cycle on a global basis through our two lines of business, Drilling & Rig Services and Completion & Production Services. While most wellsite service companies limit their product offering to one or a few specific services, or to a single or limited geographic area, we leverage an entire suite of services and a global footprint to team with our customers and provide better efficiency and reliability. We also seek to differentiate ourselves through technological and innovative advancements across our product lines to satisfy evolving standards for safety, efficiency and environmental responsibility. We believe our focus reinforces our fundamental strengths to permit us to compete more effectively and sustain our growth in the future.

        Our Compensation Philosophy.    To meet the challenges of running a business of our breadth and scope, it is critical to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive results. We have structured our compensation program to accomplish this purpose. Our philosophy is to provide our executives with appropriate and competitive individual pay opportunities and actual pay outcomes that reward superior corporate and individual performance, while maintaining an appropriate balance between short- and long-term goals, incentivizing performance and encouraging retention. The ultimate goal is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. To that end, we provide cash and equity awards designed to reward executives for superior performance, measured by both financial and nonfinancial factors. We use performance-based equity awards to align executives' interests with those of other shareholders. The addition of a time-vesting component to some of those awards, combined with other forms of deferred compensation, encourages our executives to remain in our employ.

        Role of the Compensation Committee.    The Compensation Committee is comprised solely of independent directors and oversees the compensation of our named executive officers, other key executives comprising our senior leadership team and employees generally. The committee administers our equity-based programs and reviews and approves all forms of compensation (including equity grants). The committee also evaluates the performance of our Chief Executive Officer and reviews the performance of our other named executive officers and key executives annually. The full details of the Compensation Committee's duties are described in its charter, which is available on our website at www.nabors.com.

        Key Developments in 2012.    Under our new leadership, we achieved record operating revenues, gross margin and EBITDA in 2012, despite an abrupt downturn in North American markets during the second half of the year. Executive compensation increased as a result of the continued improvement in our cash performance, and competition for executive talent remained strong.

        The Compensation Committee, comprised of all new members who had not participated in the negotiation or approval of Mr. Petrello's previous employment agreement amendments in 2009, or those of our former Chief Executive Officer, Eugene Isenberg, continued to refine our compensation structure to more closely align with performance the overall compensation to our senior executives, including potential severance payments. Led by Dr. Lombardi (the Chairman of our Compensation Committee) and Mr. Yearwood (our Lead Director), the Committee's efforts culminated in the termination of Mr. Isenberg's employment agreement in February 2012 (effective December 31, 2011) and of Mr. Petrello's employment agreement effective December 31, 2012. A new agreement with Mr. Petrello reflecting a complete overhaul of our senior executive compensation program addressed each of the areas of concern expressed by shareholders in recent years. Specifically, as discussed later in this CD&A:

  •
  With the termination of Mr. Petrello's employment agreement, the Board eliminated a potential $50 million severance payment in the event of his death or disability.

  •
  The Board abolished both uncapped annual cash bonuses and the bonus metric based on excess cash flow over an equity hurdle.

  •
  Mr. Petrello's new employment agreement, effective January 1, 2013:

  •
  benchmarks compensation at the 75th percentile of our Compensation Peer Group (identified below);

  •
  subjects more than 80% of his target annual compensation and more than 90% of his maximum annual compensation to financial and operational objectives set by the Compensation Committee on an annual basis;

  •
  sets annual base salary at $1.7 million;

  •
  offers an annual incentive cash bonus targeted at $1.7 million and capped at $3.4 million, conditioned on meeting measurable financial or operational objectives selected by the Compensation Committee as provided in the agreement;

  •
  caps termination payments at 2.99 times base salary and bonus;

  •
  continues to require Mr. Petrello to maintain equity ownership of Nabors shares at 5 times his annual base salary;

  •
  subjects long-term equity incentive awards to performance goals based on total shareholder return ("TSR") relative to a Performance Peer Group (targeted at 1.5 times base salary and capped at 3 times base salary) and other financial and operational objectives (targeted at 2 times base salary and capped at 4 times base salary) established by the Compensation Committee;

  •
  continues contributions to an executive deferred compensation account, with quarterly contributions set at $300,000; and

  •
  eliminates certain perquisites.

  •
  In consideration for terminating the prior agreement and entering into the new agreement under which long-term stock awards linked to TSR performance are not eligible to vest before 2016, Mr. Petrello received a one-time stock grant valued at $27 million, which vested immediately, $18 million in cash, and a one-time award of restricted shares valued at $15 million and scheduled to vest through 2016.

        With respect to Mr. Isenberg:

  •
  The Board eliminated the Company's exposure to a $100 million termination payment as part of its negotiated termination of Mr. Isenberg's employment agreement, which was achieved in the first quarter of 2012, but was effective December 31, 2011.

  •
  As part of the negotiated termination with Mr. Isenberg, contributions to his account under an executive deferred compensation plan were terminated, and he forfeited the balance in that account.

  •
  Also under the negotiated termination with Mr. Isenberg, the Company agreed to deposit $6.6 million into an interest-bearing escrow account to be distributed to his trust or estate upon his death.

  Response to Say-on-Pay Vote.

        A majority of the shares represented at our 2012 annual general meeting of shareholders voted against the Compensation Committee's recommendation in an advisory vote on executive compensation. Because Say-on-Pay votes do not reveal shareholders' specific concerns, following last year's vote, our Lead Director, other directors and certain members of management spoke extensively with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

Shareholder Concern	Company Response
• size of potential severance payments, particularly for death and disability;

•

eliminated cash severance payment in the event of Mr. Petrello's death or disability;

•

imposed shareholder-requested cap (2.99 times salary plus bonus) on severance payments in the event of termination by the Company without cause or constructive termination by Mr. Petrello without cause;

•

further reduced potential severance payments by capping the annual cash bonus opportunity at 2 times base salary;

• nature of short-term incentives (annual cash bonus)—uncapped, use of metric based on cash flow in excess of an equity hurdle, and overall percentage of annual compensation

•

targeted annual cash bonus at base salary, with cap at 2 times base salary;

•

eliminated cash flow over equity hurdle and replaced it with financial and operational performance targets;

•

annual cash bonus opportunity comprises less than 20% of both target and maximum annual compensation;

• pay-for-performance disconnect—long-term incentives not tied to TSR and other performance-based metrics; time-vesting awards without any performance requirement;

•

all long-term incentives are now tied to performance-based metrics;

•

over 40% of awards tied to TSR versus a peer group over a three-year period;

•

remaining awards tied to achievement of financial or operational performance targets, then further subjected to time-vesting requirements;

Shareholder Concern	Company Response
• governance concern raised by shareholder proponent at the 2012 annual general meeting (shareholder input into director nominations).

•

announced a new independent director, as well as a mechanism for nominating another new independent director in 2014, following discussions with largest shareholder;

•

removed exemption (previously applied to directors in office since 2002) from age limit policy for directors;

•

maintained policy allowing nominations by shareholders, regardless of share ownership level.

How We Determine Executive Compensation

        Chief Executive Officer.    The compensation of our Chief Executive Officer is determined primarily by the terms of his employment agreement. The agreement that governed Mr. Petrello's compensation through 2012 had been in place since he joined the Company as President and Chief Operating Officer in 1991. His agreement, along with that of our previous Chief Executive Officer, provided for a base salary, annual cash bonus and various other elements of compensation (described more fully below). Historically, the cash bonus was derived from a performance formula that was approved by shareholders, creditors and the United States bankruptcy court, which reflected the importance of cash flow in our capital-intensive business and dated back to the Company's emergence from bankruptcy shortly before Mr. Petrello joined the Company: a percentage of the Company's cash flow (if any) that exceeded a specified threshold of average shareholders' equity for the year. Mr. Petrello's cash compensation and that of our previous Chief Executive Officer grew significantly over the years, primarily due to the extraordinary growth of the Company. Nevertheless, the Compensation Committee was mindful of the evolving competitive, financial, accounting and regulatory landscape of executive compensation, which dictated reconsideration of these compensation arrangements in contracts negotiated decades ago. Accordingly, at the Compensation Committee's recommendation, the Board of Directors negotiated an amendment to the employment agreements in April 2009, significantly reducing the bonus formula, potential severance payments, and several other elements of compensation. In negotiating those amendments, the Compensation Committee considered then current compensation standards, performance evaluations of the executives, mitigation of contingent payments in existing arrangements, and succession planning and retention objectives.

        In 2012, shortly after naming Mr. Petrello as Chief Executive Officer, the Compensation Committee began reviewing his compensation and incentive structure, and refined that review in light of specific shareholder concerns expressed following our 2012 annual general meeting. In conducting its review, the Compensation Committee engaged BDO USA, LLP ("BDO") as its independent consultant to help identify and analyze appropriate elements and levels of executive compensation, including specifically the evaluation and restructuring of Mr. Petrello's compensation arrangements. The Compensation Committee analyzed any relationships BDO has with members of the Compensation Committee, as well as with management and the Company, and concluded that, after consideration of the specific factors identified by the SEC and the NYSE that affect the independence of compensation advisors, there were no independence or conflict-of-interest concerns related to BDO.

        Mindful of the complexities inherent in running the Company under its comprehensive and global approach to wellsite services, the Compensation Committee determined in consultation with BDO that an appropriate peer group for purposes of compensation comparison should include not only significant competitors in each of the Company's lines of business, but also other companies in our industry whose size or complexity is on par with the Company's. As a result, the committee utilized the following Compensation Peer Group: Baker Hughes Incorporated, Diamond Offshore Drilling, Inc., Ensco International Incorporated, Halliburton Co., Helmerich & Payne, Inc., Noble Corporation, Rowan

Companies, Inc., Schlumberger Limited, Transocean Ltd., Weatherford International Ltd., ConocoPhillips, National Oilwell Varco, Inc. and Plains Exploration & Production Company. The Compensation Committee benchmarked total compensation at the 75th percentile within the Compensation Peer Group.

        Our Company has a long-standing pay-for-performance philosophy. Historically, the incentive cash component of our chief executive's compensation was the excess cash flow method described above. This metric was developed and approved by the Company's shareholders and creditors when Mr. Isenberg brought the Company out of bankruptcy. It was later incorporated into the contractual arrangements with Mr. Petrello by reducing Mr. Isenberg's compensation dollar-for-dollar. On a historical basis, this metric also tracked stock performance, although the movement was not always in perfect tandem. An emphasis on equity incentives, long identified as a best practice, was also part of our executives' compensation structure since the Company's inception, with our executives frequently voluntarily accepting equity awards in lieu of cash compensation, thereby placing a significant portion of their earned compensation at the risk of forward stock performance. As a result, changes in shareholder value have had a significant impact on the actual value of compensation realized by our chief executives.

        Beginning in 2013, our Chief Executive Officer's compensation is determined based upon more direct and varied pay-for-performance criteria. The metric of cash flow in excess of an equity hurdle has been eliminated, and the annual cash bonus is now targeted at base salary and capped at twice that amount. Short-term incentive metrics that determine the cash bonus will be tied to specific financial or operational criteria determined annually by the Compensation Committee. Long-term equity awards will likewise vest or be determined based upon specific performance criteria, as described in more detail below. Over 40% of long-term incentives will be based on the Company's TSR relative to our Performance Peer Group (defined below) over a three-year period, with a target award of 150% of base salary and a maximum award of twice that amount. The remaining long-term equity incentives will be earned based upon the achievement of specific financial or operational criteria and, once earned, will further be subject to three-year vesting requirements. Those incentives have a target award of 200% of base salary and a maximum award of twice that amount. All short-term and long-term incentives will also include a threshold that must be reached in order for any portion of the award to be earned.

        Other named executive officers and senior leadership of the Company.    The Compensation Committee sets the compensation for our other named executive officers and for other senior leadership of the Company, which is comprised generally of the heads of the Company's significant business units and certain corporate departments. The Company has entered into employment agreements with certain of these individuals, which guarantee a minimum level of compensation. Those agreements expire at various times from 2013 through 2014. In setting the compensation of our senior leadership team, including the named executive officers other than Mr. Petrello, we generally focus on three key elements: performance considerations and business goals; the subjective judgment of the Compensation Committee with input from Mr. Petrello; and in some cases, market referencing.

          Performance Considerations and Business Goals.     We compensate our executives and assign them additional responsibilities as recognition for how well they perform individually and as a team in achieving individual and collective business goals. At the end of each year, each executive's overall performance is assigned a rating by Mr. Petrello, which is reviewed by the Compensation Committee. These performance ratings heavily influence the executive's compensation, but through 2011, they were not applied in a formulaic manner. For example, rather than setting specific targets for achievement of business or individual goals, the performance rating was determined on a more subjective basis as further explained below. Beginning in 2012, a significant portion of the incentive compensation of those individuals was derived from a formula based upon performance against pre-established performance metrics related to key financial or operational objectives key to our corporate strategy. In addition, the Board has proposed a performance-based Incentive Bonus Plan for shareholder approval at the meeting.

          Compensation Committee Judgment.     The Compensation Committee exercises subjective judgment in making compensation decisions with respect to our senior management team. Mr. Petrello provides significant input to the committee on the compensation, including annual merit-based salary adjustments, bonus and equity awards, of the senior leadership of the Company other than himself. The committee draws on its own judgment and observations of the executive officers and other senior leadership, but also relies heavily on the judgment of Mr. Petrello in evaluating the performance of these officers and leaders. The Compensation Committee has discretion to decrease formula-driven awards, or to provide additional incentive compensation to individuals, based on individual performance and executive retention considerations. The committee also considers input from the Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

          Market Referencing.     We regularly consider market data for similarly situated executives at selected peer companies and/or industrial and finance companies in making compensation decisions for this group of executives. To help collect market information, we review proxy statement disclosures of peer companies and/or published compensation survey sources of industrial and finance companies generally. We do not target individual elements of compensation or total compensation at a certain percentile within a peer group. We review market information and/or survey data solely to inform ourselves how our executives' and senior leaders' aggregate compensation compares to competitive norms in order to set compensation at levels we believe are appropriate for attracting and retaining talented leaders. We did not employ a peer group analysis in determining the compensation of our named executive officers (other than Mr. Petrello) or other senior leadership for 2012, although we did consider market data in determining their overall compensation.

        Tally Sheets.    In determining compensation, the Compensation Committee reviews tally sheets for each of the named executive officers and senior leadership team. These tally sheets present the dollar amount of each component of the named executive officers' and senior leaders' compensation, including current cash compensation (base salary and bonus), equity awards, retirement benefits, perquisites and any other compensation, including compensation (if any) paid to senior leaders pursuant to employment agreements. In its review, the committee determined that all of these elements in the aggregate provide a reasonable and competitive compensation opportunity for each executive and that each element contributes to our overall compensation objectives discussed above.

Components of Executive Compensation

        The key elements of our executive compensation program are base salary, annual performance bonus and long-term equity incentives. Stock ownership is the simplest, most direct way to align our executive officers' interests with those of our other shareholders. The vesting and other design features of these awards encourage both performance and long-term stock ownership by our executive officers to further motivate them to create long-term shareholder value. This is particularly true in the case of Mr. Petrello, who has sold shares only four times since 1993 and has exercised stock options infrequently. His most recent exercises consisted only of expiring options, and he continues to hold the underlying shares, except those relinquished for the payment of withholding taxes or exercise price. He continues to hold an equity interest in the Company of approximately 3.5%. Our three-part compensation approach enables us to remain competitive within our industry while ensuring that our named executive officers are appropriately incentivized to deliver shareholder value.

        Retirement benefit accruals and perquisites or other fringe benefits make up only a small portion of the total annual compensation opportunity. We also provide severance protection for Mr. Petrello, as discussed later in this CD&A and in the section entitled "Employment Agreements" below, as well as for certain of our senior leaders.

Base Salary

        Chief Executive Officer.    In 2009, as part of the overall adjustment of his compensation arrangement, Mr. Petrello's base salary was set at $1.1 million. In June 2009, Mr. Petrello agreed to reduce his base salary by 10%, commensurate with reductions in the salaries of all named executive officers and other senior leaders of the Company, and his employment agreement was amended accordingly. Those reductions expired on June 30, 2010. As part of the renegotiation of his agreement and the significant overall reduction in incentive compensation, Mr. Petrello's base salary has been set at $1.7 million effective January 1, 2013.

        Other named executive officers and senior leadership of the Company.    The Compensation Committee reviews the performance of each other senior executive officer individually with Mr. Petrello and determines an appropriate base salary level based primarily on individual performance and competitive factors. These competitive factors sometimes include as a reference the compensation levels of similarly situated executives of other drilling contractors and in the oil services sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. We do not target base salaries at a certain percentile within any peer group. Instead, we review market data to inform ourselves how our executives' and senior leaders' aggregate compensation compares to competitive norms. In the case of newly hired executives, the committee sometimes considers the salary of the candidate in his or her last employment. Base salaries for our named executive officers for 2010 through 2012 are reported in the Summary Compensation Table under the Salary column. As mentioned above, in light of the uncertainty of the economic environment, salaries of our named executives and other senior leaders were reduced by 10% in June 2009. The committee froze 2010 salaries for most of our named executive officers and other senior leaders at their 2009 year-end levels, including the 10% reduction, through the first half of 2010. Effective January 1, 2010, the Compensation Committee increased the salary of Mr. Wood, our corporate controller who has acted as our principal financial and accounting officer since March 2009, in recognition of the expansion of his duties and his strong performance. Salaries were restored to their 2008 levels in July 2010. Certain of our senior leaders and named executive officers received salary increases effective January 2011 and 2012, to reflect current market conditions, reward performance and encourage retention.

Annual Performance Bonus and Long-Term Incentives

        Overview.    We intend our annual performance bonus and long-term incentive program to reward achievement of corporate objectives and to incentivize our named executive officers to deliver strong shareholder returns. The Compensation Committee supports a practice of paying bonuses and long-term incentives that deliver above-average compensation if financial results and/or shareholder returns exceed expectations. By granting annual equity awards based on individual performance that vest over several years to our senior leaders and named executive officers (other than Mr. Petrello), we provide a longer-term focus that further aligns the interests of our executives with our other shareholders. As noted above, we achieved record operating revenues, gross margin and EBITDA in 2012. Strategies employed by senior management enabled us to generate strong operating cash flow, and we continued to enjoy access to capital markets on an attractive basis. Our resulting cash position enabled us to continue to fund capital expenditures necessary to sustain our position in existing markets, to invest in revolutionary technology, to continue reducing our debt and to initiate, in 2013, a cash dividend to shareholders. The Compensation Committee believes that retention and financial motivation of our management team best positions the Company to continue to grow shareholder value.

        Chief Executive Officer.    As noted above, Mr. Petrello's employment agreement was designed to align his compensation with enhancing shareholder value. The major portion of his historical contractual cash compensation represents performance-based bonus compensation. In addition to a base salary, his employment agreement through 2012 provided for an annual cash bonus in an amount equal to a specified percentage of Nabors' cash flow in excess of 15% of the average shareholders' equity for each fiscal year. As a result of the Company's strong cash performance in 2012, Mr. Petrello earned a bonus of $17.5 million.

        Under his new employment agreement beginning in 2013, Mr. Petrello's annual cash bonus will be targeted at $1.7 million and capped at $3.4 million. The metric of cash flow in excess of an equity hurdle has been eliminated. Instead, the amount of his annual cash bonus will be determined based upon achievement of specific financial or operational objectives and will be subject to a minimum threshold before any amount can be earned. Those objectives may include one or more of the following: earnings per share; earnings before interest expense, provision for income taxes, and depreciation and amortization expense (EBITDA); health, safety and environmental performance; and other identifiable strategic or operational targets. The Compensation Committee retains flexibility to determine the specific performance metric(s) for the annual cash bonus so that it may tailor short-term incentives to the specific goals and needs of the Company at any given point in time. For example, Mr. Petrello's annual cash bonus for 2013 will be determined based upon the Company's 2013 financial performance objectives. The Compensation Committee chose a financial performance metric to incentivize generation of capital to further strengthen the Company's ability for growth, improving our competitive position and enabling us to return value to shareholders.

        Also beginning in 2013, Mr. Petrello's employment agreement provides for long-term equity incentive awards. To incentivize long-term shareholder return, Mr. Petrello will receive restricted stock that vests depending upon the Company's performance relative to the Performance Peer Group defined above over a three-year period ("TSR Shares"). The agreement provides that the target number of TSR Shares that will vest is valued at 150% of base salary, with a maximum number of TSR Shares valued at twice that amount. Minimum performance criteria apply before any TSR Shares vest. In determining the Performance Peer Group, the Compensation Committee, in consultation with BDO, eliminated from the Compensation Peer Group companies whose operations, although requiring similar management skills, are nevertheless not comparable to the Company's business lines and therefore do not provide a meaningful basis for measuring relative shareholder return. Other significant competitors in each of the Company's business lines were then added to provide a comprehensive means for evaluating total shareholder return. The resulting Performance Peer Group is comprised of Halliburton Company; Baker Hughes Incorporated; Ensco plc; Weatherford International Ltd.; Diamond Offshore Drilling, Inc.; Noble Corporation; Helmerich & Payne, Inc.; Rowan Companies plc; Superior Energy Services, Inc.; Patterson-UTI Energy, Inc.; Key Energy Services, Inc.; RPC, Inc.; National Oilwell Varco, Inc.; Transocean Ltd.; and Unit Corporation. The Compensation Committee maintains discretion to adjust the composition of the Performance Peer Group and to set the threshold, target and maximum performance criteria to reflect current circumstances. At the recommendation of BDO, for the TSR Shares granted in 2013, target will be achieved if the Company ranks at the median of the Performance Peer Group for TSR during the period 2013 through 2015. If the Company ranks in the first quintile TSR Shares will vest at the maximum level, and the Company must rank at least in the fourth quintile for any TSR Shares to vest (at 25% of maximum). Other rankings yield proportionate results.

        In addition, Mr. Petrello's employment agreement provides for long-term equity incentive awards in the form of restricted stock determined based upon the achievement of specific financial or operational objectives ("Performance Shares"). Once earned, Performance Shares are then subjected to three-year vesting requirements. Performance Shares are targeted at 200% of base salary, with a maximum award of twice that amount, and are also subject to a minimum threshold before any amount can be earned. The financial or operational objectives may include one or more of the following: earnings per share; EBITDA; health, safety and environmental performance; and other identifiable strategic or operational targets, and may be the same or different than the objectives upon which the annual cash bonus is based. Again, the Compensation Committee retains flexibility to determine the specific performance metric(s) for Performance Shares so that it may tailor these long-term incentives to the specific goals and needs of the Company at any given point in time. For example, the performance criteria associated with Performance Shares that may be earned during 2013 are tied to initiatives related to streamlining our business operations and various technological advancements. The Compensation Committee chose these criteria to incentivize continued focus on our core businesses, strengthening of our financial position and incremental technological differentiation aimed at enhancing efficiency and market share.

        In connection with the termination of his old employment agreement, and because the long-term incentives subject to TSR do not begin to vest until 2016, Mr. Petrello received incentives in the form of a one-time stock grant valued at $27 million, which vested immediately, $18 million in cash, and a one-time award of restricted shares valued at $15 million and scheduled to vest through 2016 when his long-term performance awards become eligible to vest.

        Other named executive officers and senior leadership of the Company.    We provide incentives to these executive officers and senior leadership in two categories: (1) annual performance bonuses that are designated in cash, but are sometimes paid in whole or in part in the form of equity awards, and (2) long-term incentives that are delivered in the form of restricted stock, stock options or other equity awards. The Compensation Committee balances the goals of rewarding past performance, incentivizing future performance and retention in determining the amount and form of these incentives. Through our annual cash bonus and long-term equity incentives, we link individual awards to both Company and individual performance.

        Annual incentive awards are not guaranteed. Generally, the Compensation Committee determines the amount available for annual bonuses based upon the achievement of financial and operational objectives of the Company as a whole and the individual business unit or corporate department. Bonuses are then allocated based upon individual performance, which is evaluated both objectively and subjectively by Mr. Petrello and reviewed by the Compensation Committee. As with awards to our Chief Executive Officer, the annual cash bonus is subject to a minimum threshold, target and maximum payout. The amount of equity awarded as a long-term incentive is then determined based upon that individual's performance, as explained below. By way of example, performance criteria employed for 2012 included financial metrics such as operating income, cash flow and days sales outstanding, while nonfinancial criteria included attainment of safety goals and employee turnover. The financial criteria were selected because of the unique impact each has on the generation of cash flow, strengthening of our financial position and share price, while the nonfinancial criteria are both key drivers of operational excellence aimed at achieving our long-term goals. Based on these considerations, as well as the terms of employment agreements with certain individuals, the committee approves annual incentive awards for the other named executive officers and senior leadership team. Because of the heavy influence of both individual and corporate performance on the determination of the amount of equity awards and because the future value of those awards is inherently subject to the risk of forward stock performance, the committee typically provides for time-vesting of those awards, incentivizing retention.

        For 2012, as in prior years, long-term incentives were determined by multiplying the value of the annual cash bonus amount by a multiple determined for that individual based upon position and performance, and delivering the resulting value in the form of equity, based on the value of our stock. For example, Mr. Wood earned an annual cash bonus of $196,000 for 2012. Mr. Wood also received a separate long-term incentive award for 2012 in the form of restricted shares, the number of which was determined by using a multiplier of one and, after rounding that amount to $200,000, dividing the resulting amount by the value of our stock on the grant date. Based on this calculation, he was granted 12,225 shares of restricted stock, with the restrictions lapsing ratably over four years.

        Our named executive officers' annual cash bonuses for 2012 are reported in the Summary Compensation Table under the column entitled "Bonus". The grant-date values of long-term incentives granted to our named executive officers in 2011 are reported in the "Stock Awards" column of that table.

        Equity Award Policy.    The Company has established a Stock Option/Restricted Stock Award Policy that applies to the grant of equity incentive awards to all employees, including our named executive officers. The policy does not restrict the timing of awards, although the Compensation Committee generally makes incentive awards to our named executive officers and senior leadership at its first meeting following the end of each calendar year, which usually occurs in February following publication of our annual results.

        Pursuant to this policy, the Compensation Committee delegates authority to the Chief Executive Officer, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. All awards granted by the Chief Executive Officer are required to be reported to the Compensation Committee at its next regularly scheduled meeting. In connection with the appraisal review and compensation adjustment process for 2012, the Chief Executive Officer was delegated authority to grant up to an aggregate of 1,000,000 restricted shares to employees.

Retirement Benefits

        Our named executive officers and senior leaders are eligible to participate in the following retirement plans:

  •
  a tax-qualified 401(k) plan, and

  •
  a nonqualified deferred compensation plan (the "Deferred Compensation Plan").

        Collectively, these plans facilitate retention and encourage our employees to accumulate assets for retirement. The 401(k) plan is a tax-qualified, defined-contribution benefit plan covering substantially all our employees. A description of the Deferred Compensation Plan, the benefits of our named executive officers under that plan and the Executive Plan described below, and the terms of their participation can be found in the Nonqualified Deferred Compensation table and the discussion preceding that table later in this proxy statement.

        Messrs. Petrello and Wood are also eligible to participate in the Executive Plan. Pursuant to Mr. Petrello's prior employment agreement, at the end of each calendar quarter, Nabors credited $250,000 to an account under this plan. Under the new employment agreement, at the end of each calendar quarter Mr. Petrello remains employed through the first quarter of 2019, Nabors will credit $300,000 to an account under this plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when he reaches age 65 or earlier, (a) to the extent of contributions in excess of $250,000 per quarter and earnings thereon, which will be distributed to Mr. Petrello when he reaches age 62 or (b) upon his termination of employment for any reason other than for cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause. For 2010, the Compensation Committee elected to establish an account for Mr. Wood under the Executive Plan and credited to that account $125,000 for each of 2010 through 2012. Some of our other senior leaders also participate in the Executive Plan.

Other Benefits and Perquisites

        All of our employees, including our named executive officers, may participate in health and welfare benefits plans. Our named executive officers may also receive company-sponsored club memberships and/or an automobile allowance as part of their overall compensation package. In addition, Mr. Petrello receives additional benefits under the terms of his employment agreement, as described in the section entitled "Employment Agreements".

Share Ownership Policy

        We encourage our named executive officers and senior leaders to own the Company's shares to further align their interests with those of other shareholders. Mr. Petrello's employment agreement requires that he own a minimum amount of shares, measured by the acquisition-date value of those shares. Acquisition value was chosen as the appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method. Mr. Petrello must own shares with an acquisition-date value of 5 times his base salary. As noted in the Beneficial Ownership of Company Common Stock table, Mr. Petrello currently owns 6,543,222 shares, exclusive of stock options. None of our other named executive officers or senior leaders is subject to a minimum share ownership requirement.

Termination and Change-in-Control Arrangements

        Severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we have provided such protection for Mr. Petrello in his employment agreement. Detailed information regarding employment agreements and the severance benefits they provide is included in the section below entitled "Employment Agreements". The severance benefit in Mr. Petrello's prior agreement was negotiated when the employment agreement was entered in 1991.

        The severance benefits in Mr. Petrello's employment agreement were substantially renegotiated in 2009. The formula for termination without cause, or constructive termination without cause, was reduced to 3 times the average of the base salary and annual cash bonus paid to Mr. Petrello during each of the three fiscal years preceding the date of termination, with the bonus amounts to be calculated in all cases as though the bonus formula under the new agreement had been in effect. Also effective in April 2009, all tax gross-ups were eliminated, including the gross-up for golden parachute excise taxes. The previous formula for severance payments in the event of Mr. Petrello's death or disability was eliminated and substituted with a flat payment of $50 million, representing a negotiated amount taking into account Mr. Petrello's rights under the prior agreement and his concessions under the new agreement. For comparison, the cash severance amount Mr. Petrello could have received under the old agreement if his employment had terminated on December 31, 2008 under any of these conditions was $89.6 million before excise tax gross-ups.

        Effective January 1, 2013, in response to shareholder concerns, the $50 million cash payment in the event of death or disability has been eliminated. The cash severance payment in the event of termination without cause or constructive termination without cause is capped at 2.99 times salary and bonus. The cap on the annual cash bonus opportunity serves to further reduce the potential severance benefit. In three years, once the full effect of the new employment agreement is realized, the severance benefit available will be between $5.08 million and $15.25 million at the current salary level, depending upon performance over the preceding three years, with the highest opportunity available only if maximum performance levels have been achieved during that period.

Risk Assessment

        In view of the current economic and financial environment, the Compensation Committee has reviewed and will continue to review with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, for the purpose of assuring that these arrangements will not provide our executives with incentives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1 million the amount of compensation that may be deducted by Nabors in any year with respect to any of its named executive officers. Certain performance-based compensation approved by shareholders is not subject to the $1 million limit. With that in mind, the Company has presented an incentive compensation plan for approval by shareholders at the annual general meeting. Although Nabors intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its executive officers.

2012 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Anthony G. Petrello	2012	1,100,000	17,502,000	0	0	0	22,944	1,109,625	19,734,569
Chairman of the Board,	2011	1,100,000	13,629,000	0	0	0	14,793	1,252,684	15,996,477
President and Chief	2010	1,045,000	6,440,000	0	0	0	8,943	1,498,397	8,992,340
Executive Officer
R. Clark Wood	2012	299,328	196,000	150,000	0	0	2,471	136,119	783,918
Principal Accounting and	2011	264,714	150,000	610,000	0	0	1,491	133,549	1,109,754
Financial Officer	2010	233,347	100,000	100,000	0	0	721	131,901	565,969
Mark D. Andrews	2012	190,000	65,000	50,000	0	0	0	83,114	388,114
Corporate Secretary	2011	180,000	50,000	30,000	0	0	0	80,583	340,583
	2010	171,000	40,000	30,000	0	0	0	78,328	319,328

(1)
A portion of Mr. Petrello's contractual salary is deemed to be director's fees. The amounts in this column for 2012 include $50,000 paid as director's fees to Mr. Petrello.

(2)
For 2011, Mr. Petrello received only $8,745,450 of his bonus in cash and voluntarily agreed to accept the remainder in the form of stock options that were granted in August 2011. The contractual cash bonus for Mr. Petrello is described above under "Annual Performance Bonus and Long-Term Incentives".

(3)
Option amounts shown in this column reflect the grant-date fair value of stock option awards. The fair value was determined pursuant to the Black-Scholes model for option pricing, utilizing assumptions detailed in our annual report on Form 10-K for the applicable year.

(4)
The amounts shown in the "Stock Awards" column reflect the grant-date closing price of restricted stock awards.

(5)
Incentive awards paid in cash are reported under the "Bonus" column because of the level of discretion the Compensation Committee retained in determining the bonus amounts.

(6)
The amounts in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column are attributable to above-market earnings in the Executive Plan. Above-market earnings represent the difference between the 6% interest rate earned under the plan and 5.35%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2008. Nonqualified deferred compensation activity for 2012 is detailed in the 2012 Nonqualified Deferred Compensation Table.

(7)
The All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year	Insurance Benefits(a)	Club Membership	Imputed Life Insurance(b)	Automobile Allowance	Gross-up(c)	Other(d)	NQP Company Match	401(k) Company Match	Total
Anthony G. Petrello	2012	0	28,415	4,567	25,434	0	1,046,363	0	4,846	1,109,625
	2011	0	22,535	4,567	19,971	0	1,200,942	0	4,669	1,252,684
	2010	0	20,309	4,327	27,159	0	1,442,737	0	3,865	1,498,397
R. Clark Wood	2012	0	0	270	0	0	125,000	1,584	9,265	136,119
	2011	0	0	223	0	0	125,000	2,699	5,627	133,549
	2010	0	0	199	0	0	125,000	3,839	2,863	131,901
Mark D. Andrews	2012	0	0	0	0	0	83,114	0	0	83,114
	2011	0	0	0	0	0	80,583	0	0	80,583
	2010	0	0	0	0	0	78,328	0	0	78,328

(a)
The economic benefit related to a split-dollar life insurance arrangement was $20,606 for Mr. Petrello for 2012. These amounts were reimbursed to the Company during 2012. The benefit as projected on an actuarial basis was $394,346 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002 as a result of the Sarbanes-Oxley Act.

(b)
Represents value of life insurance premiums for coverage in excess of $50,000.

(c)
Effective in April 2009, all tax gross-ups were eliminated.

(d)
The amount in the "Other" column for Mr. Petrello for 2012 includes contributions to the Executive Plan of $1,000,000 and aircraft fees of $46,363.

The amount in the "Other" column for Mr. Wood for 2012 reflects contributions to the Executive Plan.

The amount in the "Other" column for Mr. Andrews for 2012 includes a housing allowance of $48,000. In addition, the "Other" column for Mr. Andrews for 2011 includes reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

 2012 GRANTS OF PLAN-BASED AWARDS

        The table below shows each grant of restricted stock awards or stock options made to a named executive officer under any plan during the year ended December 31, 2012.

									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(1)		Exercise Or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock/ Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Anthony G. Petrello	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
R. Clark Wood	2/24/12	N/A	N/A	N/A	N/A	N/A	N/A	6,723	N/A	N/A	$150,000
Mark D. Andrews	2/24/12	N/A	N/A	N/A	N/A	N/A	N/A	2,241	N/A	N/A	$50,000

(1)
Restricted shares granted in February 2012 relate to 2011 performance and are scheduled to vest ratably over a four-year period.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

        This table shows unexercised options, restricted stock awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2012. The amounts reflected as Market Value are based on the closing price of our common stock ($14.45) on December 31, 2012 as reported on the NYSE.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Anthony G. Petrello	950,000	0	$19.375	2/20/2013
	950,000	0	$22.955	2/20/2014
	350,000	0	$28.825	2/24/2015
	1,333,334	0	$35.805	12/5/2015
	1,698,427	0	$9.870	2/25/2019
	1,726	0	$20.900	9/30/2019
	750,000	0	$16.360	8/22/2021
R. Clark Wood(1)	2,800	0	$19.765	6/30/2013
	1,500	0	$23.990	2/20/2014
	1,762	0	$29.790	2/24/2015
	20,595	6,865	$9.180	3/10/2019
					2,137	30,880	N/A	N/A
					16,258	234,928	N/A	N/A
					284	4,104	N/A	N/A
					6,723	97,147	N/A	N/A
Mark D. Andrews(2)	1,698	1,699	$9.870	2/25/2019
	1,830	916	$9.180	3/10/2019
					641	9,262	N/A	N/A
					813	11,748	N/A	N/A
					2,241	32,382	N/A	N/A

(1)
Mr. Wood's restricted stock is scheduled to vest as follows: 5,419 shares vested on 2/17/13; 1,068 shares vested on 2/18/13; 95 shares vested on 3/15/13; 1,680 shares vested on 2/24/13; 5,419 shares vest on 2/17/14; 1,069 shares vest on 2/18/14; 1,681 shares vest on 2/24/14; 94 shares vest on 3/15/14; 5,420 shares vest on 2/17/15; 1,681 shares vest on 2/24/15; 95 shares vest on 3/15/15; and 1,681 shares vest on 2/24/16.

(2)
Mr. Andrews' restricted stock is scheduled to vest as follows: 271 shares vested on 2/17/13; 320 shares vested on 2/18/13; 560 shares vested on 2/24/13; 271 shares vest on 2/17/14; 321 shares vest on 2/18/14; 560 shares vest on 2/24/14; 271 shares vest on 2/17/15; 560 shares vest on 2/24/15; and 561 shares vest on 2/24/16.

 OPTION EXERCISES AND STOCK VESTED IN 2012

        The following table shows stock options exercised by the named executive officers and restricted stock awards vested during 2012. The value realized on the exercise of options is calculated by subtracting the exercise price per share from the market price per share on the date of the exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony G. Petrello	1,400,000	7,147,000	0	0
R. Clark Wood	0	0	6,978	141,864
Mark D. Andrews	0	0	751	15,398

2012 NONQUALIFIED DEFERRED COMPENSATION

        Our Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and cash bonus and to receive Company matching contributions in excess of contributions allowed under our 401(k) plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

        Under our Executive Deferred Compensation Plan (the "Executive Plan"), we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Mr. Petrello has elected to participate in this fund, as have some of our other senior leaders. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant's account.

        Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under our nonqualified deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Anthony G. Petrello	0	1,000,000	399,932	0	4,162,000
R. Clark Wood	22,615	126,584	52,551	0	522,180
Mark D. Andrews(5)	0	0	0	0	0

(1)
The amounts shown reflect contributions to the Deferred Compensation Plan.

(2)
The amounts shown for Messrs. Petrello and Wood include contributions of $1,000,000 and $125,000 respectively, to the Executive Plan. All other amounts in that column reflect company matching contributions to the Deferred Compensation Plan. These amounts are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
The amount shown for Mr. Wood includes earnings of $11,697 in the Deferred Compensation Plan. All other amounts reflect earnings in the Executive Plan. The portion of these amounts representing above-market earnings is reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(4)
The amount shown for Mr. Wood includes a balance of $106,310 in the Deferred Compensation Plan. All other amounts reflect balances in the Executive Plan.

(5)
Mr. Andrews does not participate in either of our nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

        The following table reflects potential payments to executive officers, including under Mr. Petrello's employment agreement, on December 31, 2012 for termination upon a change in control, termination without cause or constructive termination without cause (as defined in his employment agreement). The amounts shown assume the termination was effective on December 31, 2012. Mr. Petrello's prior employment agreement was terminated effective December 31, 2012. In addition to the amounts set forth below, in the event of death, disability or termination without cause, Mr. Petrello would have the right to a distribution of his account balance under the Executive Plan, as described above.

Name	Cash Severance		Bonus	Option Awards	Stock Awards	Retirement and Savings Plan Contributions	Welfare Benefits and Out-placement	Tax Gross-up	Total
Anthony G. Petrello	40,825,472	(1)	0	0	0	0	0	0	40,825,472
R. Clark Wood	0		0	0	0	0	0	0	0
Mark D. Andrews	0		0	0	0	0	0	0	0

(1)
The hypothetical amounts shown for Mr. Petrello reflect a payment equal to 3 times the average of the base salary and annual cash bonus contemplated in his prior employment agreement during the three fiscal years preceding the termination. If Mr. Petrello's employment had ended as a result of his death or disability, his estate would have been paid a lump sum of $50,000,000, an amount negotiated in 2009 in light of significant concessions he made in connection with amending and restating his employment agreement. Effective January 1, 2013, the cash severance payment in the event of death or disability was eliminated. The cash severance payment in the event of termination upon a change in control, termination without cause or constructive termination without cause was reduced to 2.99 times the average of the base salary and annual cash bonus during the three fiscal years preceding the termination. In three years, once the full effect of the new employment agreement is realized, the severance benefit available will be between $5.08 million and $15.25 million at the current salary level, depending upon performance over the preceding three years, with the highest opportunity available only if maximum performance levels have been achieved during that period.

Employment Agreements

        Mr. Petrello's compensation during 2012 was governed by his employment agreement that was amended in 2009. Effective December 31, 2012, the Compensation Committee terminated that agreement and negotiated a new agreement effective January 1, 2013 that significantly restructured Mr. Petrello's compensation arrangements.

        The new employment agreement provides for an initial term of five years, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a constructive termination without cause. Neither Mr. Petrello nor the Company has provided notice of termination.

        In addition to a base salary, Mr. Petrello's old employment agreement provided for an annual cash bonus equal to 1.5% of Nabors' cash flow (as defined) in excess of 15% of the average shareholders' equity during 2010 and throughout most of 2011 (the "equity hurdle"). Pursuant to his agreement, Mr. Petrello's bonus formula increased to 2% of Nabors' cash flow in excess of the equity hurdle when he was appointed Chief Executive Officer. Mr. Petrello voluntarily accepted cash bonuses lower than provided for under his employment agreement in light of his overall compensation package in 15 of the last 20 years.

        Pursuant to the old agreement, Mr. Petrello received a cash bonus of $6.4 million for 2010 and $13,629,000 for 2011. For 2011, Mr. Petrello agreed to accept a portion of his bonus in the form of immediately vested stock options valued at $4,883,550; the remainder was paid in cash. As a result of the Company's strong cash performance in 2012, Mr. Petrello's cash bonus was $17,500,000. As noted above, effective January 1, 2013, the metric of cash flow in excess of an equity hurdle has been eliminated in favor of a bonus and long-term incentive structure comparable to other chief executives in our Compensation Peer Group. Mr. Petrello's annual cash bonus is now targeted at base salary, with a cap of twice that amount. The actual bonus paid will be based on the achievement of certain financial and operational performance metrics established by the Compensation Committee from time to time, and will be subject to certain minimum performance criteria before any bonus will be paid.

        Also beginning in 2013, Mr. Petrello's employment agreement provides for long-term equity incentive awards. To incentivize long-term shareholder return, Mr. Petrello receives TSR Shares (as defined above) that vest depending upon the Company's performance relative to the Performance Peer Group (also defined above). The target number of TSR Shares that will vest is valued at 150% of base salary, with a maximum number of TSR Shares valued at twice that amount. TSR Shares are also subject to minimum performance requirements for any shares to vest. The Compensation Committee maintains discretion to adjust the composition of the Performance Peer Group and to set the threshold, target and maximum performance criteria as necessary to reflect current circumstances. In addition, Mr. Petrello will receive Performance Shares (as defined above) determined based upon the achievement of specific financial or operational objectives. Once earned, Performance Shares are then subjected to three-year vesting requirements. Performance Shares are targeted at 200% of base salary, with a maximum award of twice that amount, and are also subject to a minimum threshold before any amount can be earned. Again, the Compensation Committee retains flexibility to determine the specific performance metric(s) for Performance Shares so that it may tailor these long-term incentives to the specific goals and needs of the Company in a given year.

        Mr. Petrello participates in the Company's Executive Plan. For each quarter during 2010 through 2012, Nabors credited $250,000 to his account under the plan. Effective January 1, 2013, for each quarter Mr. Petrello remains employed through the first quarter of 2019, Nabors will credit $300,000 to an account in Mr. Petrello's name under the plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when he reaches age 65, or earlier (1) when he reaches age 62, to the extent of any quarterly contributions in excess of $250,000, together with accumulated deemed earnings thereon or (2) upon termination of employment for any reason other than cause, but will be forfeited upon his earlier termination of employment for cause.

        Mr. Petrello may also participate in pension and welfare plans on the same basis as other executives, and may receive special bonuses from time to time as determined by the Board.

        Termination in the event of death, disability, or termination without cause (including in the event of a change in control).    Mr. Petrello's new employment agreement provides for severance payments in the event the agreement is terminated (i) by Nabors prior to the expiration date of the agreement for any reason other than for cause, or (ii) by Mr. Petrello for constructive termination without cause, each as defined in the employment agreement. Termination in the event of a change in control (as defined in the respective employment agreement) is considered a constructive termination without cause. Mr. Petrello would have the right to receive within 30 days of a termination without cause or constructive termination without cause, 2.99 times the average of his base salary and annual cash bonus during the three fiscal years preceding the termination. The cap on the annual cash bonus opportunity serves to further reduce the potential severance benefit. If, by way of example, Mr. Petrello were terminated without cause subsequent to December 31, 2012, his payment would be approximately $41 million. In three years, once the full effect of the new employment agreement is realized, the severance payment available will be between $5.08 million and $15.25 million at the current salary level, depending upon performance over the preceding three years, with the highest opportunity available only if maximum performance levels have been achieved during that period.

        Mr. Petrello's new employment agreement continues to provide that, upon death, disability, termination without cause, or constructive termination without cause, he would receive (a) any unvested restricted stock outstanding (except for TSR Shares), which will immediately and fully vest; (b) any unvested outstanding stock options, which will immediately and fully vest; (c) any amounts earned, accrued or owing to him but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites); (d) continued participation in medical, dental and life insurance coverage until he receives equivalent benefits or coverage through a subsequent employer or until his death or the death of his spouse, whichever is later; and (e) certain perquisites and any other or additional benefits in accordance with our applicable plans and programs, including distribution of account balances under the Company's Executive Plan. In addition, under the new agreement, (y) any unvested TSR Shares at the time of termination for these reasons will vest at target levels; and (z) any unearned Performance Shares will be deemed earned at the maximum level (in the case of death or disability, on a pro rata basis). The Compensation Committee provided for the vesting of outstanding restricted stock, including Performance Shares, and outstanding stock options because in each instance those awards have already been earned based upon performance at the time of grant.

        Other Obligations.    In addition to salary and bonus, Mr. Petrello receives group life insurance in an amount equal to his base salary (up to a limit of $1 million), various split-dollar life insurance policies, reimbursement of expenses, and various perquisites (including personal use of company aircraft). The personal umbrella policy in the amount of $5 million that was provided under the old employment agreement has been eliminated. Premium payments under the split-dollar life insurance policies were suspended in 2002 as a result of the adoption of the Sarbanes-Oxley Act. Under Mr. Petrello's new agreement, the Company remains obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to Mr. Petrello equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Our Governance Guidelines charge the Governance and Nominating Committee, which is comprised entirely of independent members of our Board, with reviewing any transaction between the Company and an officer or director to ensure its fairness to the Company and to determine its potential impact on the independence of any director involved. Our independence standards are set forth in our Governance Guidelines and described above under "Corporate Governance—Director Independence". The Company has engaged in the following transactions with officers and directors during the past year.

        James R. Crane.    Mr. Crane, an outside director of the Company beginning in February 2012, is Chairman and CEO of Crane Capital Group Inc. ("CCG"), an investment management company that indirectly owns a majority interest in several operating companies, some of which have provided services to the Company, including international logistics and electricity. For the year 2012, payments for services by the Company to the CCG companies totaled $42 million, which the Governance and Nominating Committee considered immaterial to both CCG and the Company.

        The Governance and Nominating Committee and the Board reviewed these transactions in connection with Mr. Crane's appointment to the Board, determined that they were conducted at arm's length and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board's Governance Guidelines. The Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG group of companies. The Company expects to make aggregate payments to the CCG companies during 2013 in amounts substantially similar to payments made in 2012.

        Michael C. Linn.    Mr. Linn, an outside director of the Company since February 2012, is a director of LINN Energy, LLC ("LINN") and served as Chairman and Chief Executive Officer of LINN from December 2007 to January 2010. The Company provides drilling, well servicing and other services to LINN Operating, Inc. in the ordinary course of its business. In 2012, the total revenues received by the Company from LINN were $12.5 million, which the Governance and Nominating Committee considered immaterial to both LINN and the Company.

        The Governance and Nominating Committee and the Board reviewed these transactions in connection with Mr. Linn's appointment to the Board, determined that they were conducted at arm's length and concluded that Mr. Linn met both the objective and subjective standards of director independence established by the NYSE, as well as the Board's Governance Guidelines. The Committee and the Board also approved ongoing ordinary-course business transactions between the Company and LINN. The Company expects to receive aggregate revenues from LINN during 2013 in amounts substantially similar to those received in 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee for 2012 was comprised of Dr. Lombardi and Messrs. Linn and Yearwood, all independent directors. None of these directors has ever served as an officer or employee of Nabors or any of its subsidiaries, nor has any participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC's proxy rules, except as disclosed in the preceding section with respect to Mr. Linn. No executive officer of Nabors serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

ITEM 2

APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION
OF THE AUDIT COMMITTEE TO SET THE AUDITOR'S REMUNERATION

        Under Bermuda law, our shareholders have the responsibility to appoint the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditor's remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor and to authorize the Audit Committee to set the independent auditor's remuneration. PricewaterhouseCoopers or its predecessor has been our independent auditor since May 1987.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR'S REMUNERATION.

        Preapproval of independent auditor services.    The Audit Committee preapproves all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chairman of the Audit Committee may preapprove additional permissible proposed nonaudit services that arise between Committee meetings, provided that the decision to preapprove the service is reported at the next regularly scheduled committee meeting.

Independent Auditor Fees

        The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers. The Audit Committee preapproved 2012 and 2011 services.

	2012	2011
Audit Fees	$4,728,621	$5,259,503
Audit-Related Fees	3,385	13,810
Tax Fees	159,966	107,840
All Other Fees	468,758	—

Total	$5,360,731	$5,381,154

        The Audit fees for the years ended December 31, 2012 and 2011, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company's internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents, and accounting consultation attendant to the audit.

        The Audit-Related fees for the years ended December 31, 2012 and 2011, respectively, include consultations concerning financial accounting and reporting standards.

        Tax fees for the years ended December 31, 2012 and 2011, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

        The All Other fees for the year ended December 31, 2012 include nonrecurring advisory services with respect to corporate process improvements, as well as market data research. The auditor rendered no other professional services during 2011.

ITEM 3

APPROVAL OF 2013 INCENTIVE BONUS PLAN

        Upon the recommendation of the Compensation Committee, the Board of Directors unanimously adopted the 2013 Incentive Bonus Plan (the "Incentive Plan") and the Performance Goals included therein effective as of January 1, 2013, subject to approval by the shareholders at the meeting. The Board of Directors believes it to be in the best interest of the Company to adopt the Incentive Plan, which is attached to this proxy statement as Appendix A.

        At the outset, the Board notes that the 2013 Incentive Bonus Plan differs from the plan that failed to receive a majority of shares voted at the 2012 annual general meeting of shareholders in two significant respects. First, the metric of a percentage of cash flow in excess of an equity hurdle, which was eliminated this year from our executive employment agreements, has also been eliminated from this proposed plan. Second, consistent with the cap on our chief executive's annual cash bonus at two times his base salary (currently $3.4 million), the maximum annual dollar value of incentive bonuses paid under the plan to any individual has been lowered to $10 million. These two issues were the primary concerns expressed by shareholders who voted against the incentive bonus plan proposed in 2012.

        Shareholders typically prefer pay-for-performance compensation structures. The Incentive Plan is designed to advance the interests of the Company by providing participants in the Incentive Plan (the "Participants") with annual incentive opportunities linked directly to specific performance measures. It is intended that the Incentive Plan will: (a) reinforce our goal-setting and strategic-planning process;

(b) recognize the efforts of management in achieving objectives; and (c) aid in attracting and retaining competent management, thus ensuring the long-term success of the Company.

        The Incentive Plan is being submitted to shareholders for approval so that payments under the plan will constitute "qualified performance-based compensation" under the provisions of Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees", unless the compensation is "qualified performance-based compensation". Under Treasury Regulations promulgated pursuant to Section 162(m), at least three conditions must be satisfied in order for compensation to qualify as performance-based:

  (i)
  the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals;

  (ii)
  the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and

  (iii)
  a committee of the Board of Directors that is comprised solely of two or more "outside directors" must certify the performance goals that have been satisfied before payment.

In an effort to structure the compensation paid to covered employees so as to qualify as "performance-based compensation" under Section 162(m) of the Code, the Board of Directors adopted the Incentive Plan subject to shareholder approval at the meeting. Notwithstanding the submission of the Incentive Plan to shareholders, the Company reserves the right to pay its employees, including Participants, compensation under the Incentive Plan and other amounts that may or may not be deductible under Section 162(m) or other provisions of the Code.

        Eligibility.    All officers and corporate and operating management employees of the Company and its subsidiaries are eligible for selection to participate in the Incentive Plan. Approximately 350 officers and employees of the Company are currently eligible to participate in the Incentive Plan.

        Awards.    Under the Incentive Plan, for each fiscal year ("Award Year"), the Compensation Committee (the "Committee") will set a target award dollar amount (the "Target Award") for each Participant designated by the Committee. The Committee will also establish performance measures ("Performance Goals") in accordance with the Incentive Plan for each Participant. The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Company as a whole, or to a combination of the foregoing. The Committee will establish the objective criteria that will determine the percentage (which may not exceed 100%) of the Target Award that will be paid out based upon the level of achievement of the predetermined Performance Goals.

        The Performance Goals may include one or more of the following for a calendar year:

  (i)
  income before federal taxes and net interest expense;

  (ii)
  achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

  (iii)
  completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

  (iv)
  working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

  (v)
  earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

  (vi)
  earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, or reduction in operating expenses; or

  (vii)
  sales or market share, total shareholder return, economic value added, or the growth in the value of an investment in the common shares assuming the reinvestment of dividends.

        After the end of the fiscal year, the Committee will certify whether the Performance Goals have been attained. The Committee may reduce or eliminate any payout, but it may not increase a payout under the Incentive Plan. Payments under the Incentive Plan will be made in cash, provided that the Committee may, in its discretion, make any payment earned under the Incentive Plan in (i) shares or (ii) stock options issued under any stock plan of the Company that has been approved by shareholders. If all or a portion of a Participant's incentive payments are to be made in shares or stock options, the Committee may also provide that, if any of such shares or stock options are forfeited because such Participant's employment terminates before the restrictions on such shares lapse, or vesting of the stock options occurs, such Participant shall have the right to a cash payment from the Company for such forfeited shares or unvested options. In the case of share awards, the cash payment shall be equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination. In the case of stock options, the cash payment shall be the difference between (i) the exercise price of the stock options and (ii) the market value of the Company's common shares at the time of such termination.

        In no event may the sum of the dollar value of incentive payments paid in cash, shares and stock options to any Participant under the Incentive Plan for any Award Year exceed $10,000,000. The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan. The Board may terminate the Incentive Plan with respect to any specific year or in entirety at any time.

        Participants in the Incentive Plan may receive other annual bonus compensation outside the Incentive Plan whether or not bonus payments are made to Participants under the Incentive Plan for the same years. The payment of such additional bonus compensation will be at the discretion of the Committee and need not be based upon the achievement of objective Performance Goals.

        Amendments or Termination.    Either the Board or the Committee may amend or terminate the Incentive Plan at any time, provided that no such amendment or termination shall be made that would impair the rights of a Participant, without their consent, with respect to any award that has been made prior to the amendment or termination of the Incentive Plan. An amendment may affect present and future Participants. Any amendment made by the Committee shall be subject to approval or rejection by the Board. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the shareholders of the Company at a meeting of shareholders at which a proposal to amend the Incentive Plan is voted upon (i) increase the maximum amount of compensation that may be awarded under the Incentive Plan to any individual, (ii) amend the class of covered persons eligible to receive Target Awards, (iii) alter the Performance Goals, or (iv) extend the term of the Incentive Plan.

        New Plan Benefits.    The amount of each Participant's future awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE INCENTIVE PLAN.

ITEM 4

APPROVAL OF 2013 STOCK PLAN

        We are proposing the Company's 2013 Stock Plan (the "2013 Stock Plan") for your approval at the meeting. The 2013 Stock Plan is attached to this proxy statement as Appendix B. The Board of Directors believes it to be in the best interest of the Company to adopt the 2013 Stock Plan to promote our long-term growth and profitability by aligning the interests of our key employees with those of other shareholders and providing additional incentives to increase the long-term performance of the Company. We are seeking your approval so that we may use the 2013 Stock Plan to grant equity-based incentive awards, as well as to enhance our ability to grant awards that qualify for the performance-based exception to the federal income tax deduction limits that otherwise apply to us under Section 162(m) of the Code.

        The Company's 2003 Employee Stock Plan (the "2003 Plan"), the only vehicle through which equity awards may be made to the Company's employees, expires on June 3, 2013. The 2003 Plan had 10,015,590 shares available for award as of April 5, 2013, and 1,158 employees currently participate in the 2003 Plan. Because providing competitive compensation packages, including equity-based incentive awards to our employees is critical to our ability to recruit and retain key employees, we are seeking approval of the 2013 Stock Plan at the meeting to enable continuity of our compensation practices upon expiration of the 2003 Plan.

        The Board has significantly changed the executive compensation structure to address shareholder concerns, but cannot fully address them without a shareholder-approved equity incentive plan. As part of the performance-based long-term incentive compensation provided to our chief executive officer under his employment agreement, the Company is required to grant certain amounts of restricted stock to him on an annual basis, with vesting dependent upon the achievement of specified performance goals. The grants must be made pursuant to a shareholder-approved equity compensation plan of the Company. Since the 2003 Plan is expiring, we are seeking approval of the 2013 Stock Plan.

        The 2013 Stock Plan differs from the plan that failed to receive a majority of votes cast at the 2012 annual general meeting of shareholders in several material respects: (1) the number of shares authorized under the 2013 Stock Plan has been reduced from 15,000,000 to 7,000,000; (2) the flexible share counting provision has been eliminated; (3) the share adjustment in the event of premium priced options or capped options has been eliminated; and (4) consistent with changes to our chief executive's bonus metrics, the metric of a percentage of cash flow in excess of an equity hurdle has been removed from the list of permissible bases for the award of performance shares. Based on feedback from shareholders, these are the primary factors that led shareholders to vote against the stock plan proposed in 2012.

        The 2013 Stock Plan is intended to encourage the key employees of the Company and its subsidiaries and affiliates to own our common shares and to provide additional incentive to those employees whose contributions are essential to the growth and success of the Company's business. The 2013 Stock Plan is designed to strengthen the commitment of plan participants to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

        Our long-term goal is to limit the annual average dilution from our equity incentive plans to less than 3%. "Dilution" is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 0.04%, 0.50% and 0.37% (for 2010, 2011 and 2012, respectively).

        The "burn rate" for the 2003 Plan measures the number of shares under outstanding equity awards granted during the year (disregarding cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the burn rate was 0.20%, 0.71% and 0.55% for 2010, 2011 and 2012, respectively). We believe that our three-year average burn rate is within the levels recommended by shareholder advisory groups for the Energy sector (Global Industry Classification Standard Code 10).

        The "overhang rate" for the 2003 Plan measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding. Over the past three years, the overhang rate was 14.94%, 13.95% and 11.80% (for 2010, 2011 and 2012, respectively). Our overhang rate, although generally within the levels recommended by shareholder advisory groups, has traditionally been high as the result of our senior executives' tendency to hold their stock through industry cycles rather than liquidating profits, thus aligning their interests with those of other shareholders. For example, in 2013, 950,000 stock options that Mr. Petrello received in 2003 were forfeited upon their expiration. Rather than exercise them at the peak of our stock's performance in 2008, when he would have realized over $29 million in compensation, Mr. Petrello held them until their expiration. For that reason, we believe dilution is a better standard for evaluating our proposed plan. If this new 2013 Stock Plan is approved by the shareholders, our overhang rate would be 9.24%, based on the number of common shares outstanding as of April 5, 2013. This new plan would also result in a 0.005% increase in the "adjusted common shares outstanding," which is the sum of the total number of shares under all outstanding awards and authorized for future plan awards (i.e., the overhang amount), plus the total number of common shares outstanding.

PLAN DESCRIPTION

        The following is a brief description of the principal features of the 2013 Stock Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2013 Stock Plan, which is attached hereto as Appendix B.

        General.    We have reserved for issuance under the 2013 Stock Plan a maximum of 7,000,000 common shares. If an award granted under the 2013 Stock Plan expires or is terminated, the common shares underlying the award will again be available under the 2013 Stock Plan. In addition, to the extent common shares are used to exercise any award (as described below) or to satisfy tax withholding obligations under the 2013 Stock Plan, an equal number of shares will remain available for issuance under the 2013 Stock Plan.

        No individual may be granted awards under the 2013 Stock Plan in any calendar year covering more than 3,000,000 shares. In the event of any change in the Company's capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the 2013 Stock Plan provides for appropriate adjustments in the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to awards.

        Types of Awards.    The following awards may be granted under the 2013 Stock Plan:

  •
  stock options, including incentive stock options and non-qualified stock options;

  •
  restricted stock;

  •
  restricted stock units;

  •
  stock appreciation rights; and

  •
  stock bonuses.

        These awards are described in more detail below.

        Administration.    The 2013 Stock Plan will be administered by the Board of Directors or, in the discretion of the Board of Directors, a committee of the Board. The Board anticipates that the Compensation Committee will administer the 2013 Stock Plan. For convenience, the administrator of the 2013 Stock Plan will be referred to below as the Committee.

        The Committee may, subject to the provisions of the 2013 Stock Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the 2013 Stock Plan and prescribe, amend and rescind rules and regulations relating to the 2013 Stock Plan. The Committee may delegate to any of our employees (or a committee of employees) the authority to grant awards to our employees who are not our executive officers or directors. The terms and conditions of each award granted under the 2013 Stock Plan will be set forth in a written award agreement.

        In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the 2013 Stock Plan and/or a business unit of the Company or its subsidiaries or affiliates:

  (i)
  income before federal taxes and net interest expense;

  (ii)
  achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

  (iii)
  completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

  (iv)
  working capital, generally defined to include receivables;

  (v)
  inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

  (vi)
  earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

  (vii)
  earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

  (viii)
  the growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

  (ix)
  reduction in operating expenses.

        Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the date on which 25% of the period of service to which the award relates has elapsed (or if earlier, 90 days after the beginning of the period).

        Eligibility.    Awards may be granted under the 2013 Stock Plan to employees, directors and consultants of the Company or its subsidiaries or affiliates, as selected by the Committee in its sole discretion.

        Awards may be granted under the 2013 Stock Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing corporation, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the awards so granted may vary from the terms and conditions otherwise set forth in the 2013 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

        Terms and Conditions of Options.    Stock options granted under the 2013 Stock Plan may be either "incentive stock options," as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the 2013 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value of the common shares (determined generally as the closing price per common share of the Company on the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant.

        The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

  •
  in cash or cash equivalents,

  •
  by the surrender of previously acquired common shares that have been held by the participant for at least six months prior to the date of surrender, or

  •
  to the extent permitted by applicable law, through a "cashless exercise" procedure acceptable to the Committee.

        Restricted Stock.    The 2013 Stock Plan provides for awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

        Restricted Stock Units.    The 2013 Stock Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee. As with awards of restricted stock, the restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock unit is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

        Stock Appreciation Rights ("SARs").    The 2013 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share (as described above). The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee's discretion and set forth in the applicable award agreement.

        Stock Bonuses.    The 2013 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee.

        Change in Control.    The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full.

        Termination of Employment.    Unless otherwise determined by the Committee in an award agreement, the termination of a participant's employment or service will not cause the participant's vested options to be cancelled within 90 days of such termination unless the termination was for cause (in which case all options, whether vested or unvested, will be forfeited) or as a result of resignation without requisite notice. In addition, if a participant's employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant's options will not be cancelled within 90 days of such termination.

        Amendment and Termination.    The Board of Directors may modify or terminate the 2013 Stock Plan or any portion of the 2013 Stock Plan at any time, except that an amendment that requires shareholder approval in order for the 2013 Stock Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment shall be subject to approval of our shareholders if it materially increases the benefits accruing to participants under the 2013 Stock Plan, materially increases the number of shares that may be issued under the 2013 Stock Plan, or materially modifies the requirements for participation in the 2013 Stock Plan. Any amendment to the 2013 Stock Plan or an award agreement that accelerates the date on which an award is exercisable or payable or that reduces the exercise price of any outstanding option will also be subject to the approval of our shareholders. No awards may be granted under the 2013 Stock Plan after the day prior to the tenth anniversary of the date of its approval by the Company's shareholders, but awards granted prior to that time can continue after such time in accordance with their terms.

        2013 Stock Plan Benefits.    During 2012, shares of restricted stock were granted under the 2003 Plan to the Company's named executive officers as set forth in the table captioned "2012 Grants of Plan-Based Awards". As a group, the Company's executive officers received 8,964 shares of restricted stock. Options were granted to all of the Company's other officers and employees as a group under the 2003 Plan to purchase 644,822 common shares at a weighted average exercise price of $21.9725 per share, and 827,051 shares of restricted stock were granted to all of the Company's other officers and employees as a group. The Company's non-employee directors were granted 108,000 shares of restricted stock as a group under the 2003 Plan for their service during 2012. The terms and number of options or other awards to be granted in the future under the 2013 Stock Plan (if approved) are to be determined in the discretion of the Compensation Committee. Since no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company's executive officers, directors or other eligible employees cannot be determined at this time. As of April 5, 2013 the closing price on the NYSE of a common share was $15.78 per share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

        The following summarizes the United States federal income tax consequences of awards under the 2013 Stock Plan to participants who are subject to United States tax.

        Stock Options.    An optionee will generally not recognize taxable income upon receipt of a nonqualified stock option to purchase common shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the common shares over the exercise price. The tax basis of the common shares in the hands of the optionee will equal the exercise price paid for common shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the common shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the common shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the common shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

        An optionee will generally not recognize income upon the grant of an incentive stock option to purchase common shares and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of Company at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the common shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the common shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2013 Stock Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) restricted stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Section 162(m).    Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the other four most highly paid executive officers of publicly held companies. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2013 STOCK PLAN

ITEM 5

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        Shareholders are invited to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. Because Say-on-Pay votes do not reveal shareholders' specific concerns, following last year's vote, our Lead Director, other directors and certain members of management engaged in dialogue with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

Shareholder Concern	Company Response
• size of potential severance payments, particularly for death and disability;

•

eliminated cash severance payment in the event of Mr. Petrello's death or disability;

•

imposed shareholder-requested cap (2.99 times salary plus cash bonus) on severance payments in the event of termination without cause or constructive termination without cause;

•

further reduced potential severance payments by capping the annual cash bonus opportunity at 2 times base salary;

• nature of short-term incentives (annual cash bonus)—uncapped, use of metric based on cash flow in excess of an equity hurdle, and overall percentage of annual compensation

•

targeted annual cash bonus at base salary, with cap at 2 times base salary;

•

eliminated cash flow over equity hurdle and replaced it with financial and operational performance targets;

•

annual cash bonus opportunity comprises less than 20% of both target and maximum annual compensation;

• pay-for-performance disconnect—long-term incentives not tied to TSR and other performance-based metrics; time-vesting awards without any performance requirement;

•

all long-term incentives are now tied to performance-based metrics;

•

over 40% of awards tied to TSR versus a peer group over a three-year period;

•

remaining awards tied to achievement of financial or operational performance targets, then further subjected to time-vesting requirements;

• governance concern raised by shareholder proponent at the 2012 annual general meeting (shareholder input into director nominations).

•

announced a new independent director, as well as a mechanism for nominating another new independent director in 2014, following discussions with largest shareholder;

•

removed exemption (previously applied to directors in office since 2012) from age limit policy for directors;

•

maintained policy allowing nominations by shareholders, regardless of share ownership level.

        As described in detail under the heading "Compensation Discussion and Analysis," we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. Toward that end, we provide a program of cash and equity-based awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors. We use equity-based awards to align executives' interests with those of other shareholders.

        As noted above in the CD&A, under our new leadership, we achieved record operating revenues, gross margin and EBITDA in 2012, and management compensation under previous contracts increased because of the continued improvement in our cash performance. Nevertheless, the Compensation Committee and the Board continued to refine our compensation structure to more closely align with performance the overall compensation to our senior executives, including potential severance payments. The Board negotiated the termination of Mr. Petrello's existing employment agreement effective December 31, 2012. A new agreement reflecting a complete overhaul of our senior executive compensation program addressed each of the areas of concern expressed by shareholders in recent years. Specifically:

  •
  The Board eliminated a potential $50 million severance payment in the event of his death or disability.

  •
  The Board abolished both uncapped bonuses and the bonus metric based on excess cash flow over an equity hurdle.

  •
  Mr. Petrello's new employment agreement, effective January 1, 2013:

  •
  benchmarks compensation at the 75th percentile of our Compensation Peer Group;

  •
  subjects more than 80% of his target annual compensation and more than 90% of his maximum annual compensation to financial and operational objectives set by the Board on an annual basis;

  •
  subjects nearly half of his long-term incentive compensation to three-year total shareholder return relative to a newly created Performance Peer Group;offers an annual incentive cash bonus targeted at base salary and capped at twice that amount, conditioned on meeting measurable financial or operational objectives selected by the Board from a specified list in the agreement;

  •
  caps termination payments at 2.99 times base salary and bonus;

  •
  continues to require Mr. Petrello to maintain equity ownership of Nabors shares at 5 times his annual base salary; and

  •
  eliminates certain perquisites.

  •
  In consideration for terminating the prior agreement and entering into the new agreement under which long-term stock awards linked to TSR performance are not eligible to vest before 2016, Mr. Petrello received a one-time stock grant valued at $27 million, which vested immediately, $18 million in cash, and a one-time award of restricted shares valued at $15 million and scheduled to vest through 2016 when his long-term performance awards become eligible to vest.

        The Board has decided that the Company will hold an advisory Say-on-Pay vote each year in connection with its annual general meeting, until the next vote on the frequency of shareholder votes on the compensation of executives or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2017.

        The vote on this resolution is not intended to address any specific element of compensation, but to advise the Board (including the Compensation Committee) on shareholders' views of our overall executive compensation as described herein. While the vote on executive compensation is nonbinding, the Board of Directors and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

    "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual General Meeting of Shareholders pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and narrative disclosure."

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board of Directors or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board of Directors or the Compensation Committee.

        OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 6

SHAREHOLDER PROPOSAL TO REQUIRE SHAREHOLDER APPROVAL OF SPECIFIC PERFORMANCE METRICS IN EQUITY COMPENSATION PLANS

        The following shareholder proposal has been submitted to the Company for action by the Marco Consulting Group Trust I, along with additional co-sponsors, the beneficial owners of more than $2000 in market value of the Company's stock, 550 W. Washington Blvd., Suite 900, Chicago, IL 60661. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

        Resolved:    Shareholders of Nabors Industries Ltd. (the "Company") urge the Compensation Committee ("Committee") to adopt a policy that all equity compensation plans submitted to shareholders for approval under Section 162(m) of the Internal Revenue Code will specify the awards that will result from performance. This policy shall require shareholder approval of quantifiable performance metrics, numerical formulas and payout schedules ("performance standards") for at least a majority of awards to the named executive officers. If the Committee wants to use performance standards containing confidential or proprietary information it believes should not be disclosed in advance, they can be used for the non-majority of awards to the named executive officers. If changing conditions make previously approved performance standards inappropriate, the Committee may adjust the performance standards and resubmit them for shareholder ratification. This policy should be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement

        The Company's 2012 advisory vote on executive compensation received support from only 25 percent of its shareholders. In our opinion, this shows a disconnect between executive pay and long term Company performance which warrants dramatic change.

        We believe a major contributing factor to this pay for performance misalignment is that the recent plans submitted by the Company for shareholder approval have only cited general criteria so vague or multitudinous as to be meaningless and this has prevented shareholders from knowing what criteria would be used to assess performance and in what way. We are also concerned that the Committee is free to pick performance standards each year to maximize awards.

        The Company's current Stock Plan provides awards may be subject to a potpourri of 10 metrics that include but are not limited to: (i) income before federal taxes and net interest expenses; (ii) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover, (iii) completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company.

        We do not believe such complete discretion for the Committee gives shareholders confidence executive pay will be properly aligned with Company performance. Under this proposal, the Committee continues to have complete discretion in selecting any number of metrics and to structure them as it feels appropriate. But under this proposal, the Company must, when submitting a plan for shareholder approval, specify for shareholders the performance standards establishing the link between the Company performance and specific awards—a common practice in the United Kingdom. By way of illustration, not intended to limit the Company's discretion, examples satisfying this proposal are:

  •
  if the Company's share price increases 10 percent over its Peer Group for a 36-month period, the CEO shall receive a grant of 100,000 Company shares.

  •
  if the Company's operating income increases 10 percent over five years, the CEO shall receive a grant of 100,000 Company shares.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 6

        OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

        In response to last year's shareholder say-on-pay vote, the Company made sweeping changes to its executive compensation program that were specifically designed to address the concerns underlying this proposal. The proponent advocates a more direct connection between executive pay and long-term Company performance, in particular by way of a long-term shareholder return metric. Under the new employment agreement with our Chief Executive Officer effective January 1, 2013, all of his long-term equity awards are tied to specific performance metrics, with nearly half of his annual eligibility tied specifically to the very metric the proponents advance—total shareholder return relative to our peer group over a three-year period. The remaining equity awards are based on other performance criteria determined from time to time, not to maximize awards as the proponent alleges, but to provide flexibility to the Compensation Committee (which is composed exclusively of independent directors) to craft performance metrics that align the incentives of our Chief Executive Officer with the specific strategic goals of the Company at any given time.

        Turning to the proposal itself, the Board believes that the policy is unnecessary, ill-advised and impractical. The Company's equity compensation plans already specify a discrete set of objective performance metrics that must be achieved for awards intended to comply with Section 162(m) of the Internal Revenue Code to be earned. If shareholders oppose the scope of performance metrics in any proposed plan, they can vote against the plan. Imposing an artificial set of prerequisites before a plan can even be submitted to shareholders is not only unnecessary, it unduly restricts the Board's exercise of its fiduciary duties. Congress and the IRS, in adopting Section 162(m) and the rules thereunder, recognized the traditional role of the board of directors in taking specific actions under more general guidelines from a company's shareholders. The delegation of responsibility by thousands of shareholders to a handful of experienced individuals comprising a board allows the board to act nimbly to direct the affairs of a company, rather than delaying actions through the cumbersome process of convening a general meeting of shareholders. The proponent seeks to thwart that efficiency.

        The proposal would impair the Compensation Committee's ability to hire, retain and incentivize executive talent by unnecessarily limiting its discretion. The decision whether to offer equity awards, and the performance metrics that must be achieved in order to earn them, is made in the context of the competitive marketplace for executive talent and the specific needs of the Company at the time. Our Board believes that it is in shareholders' best interest to have the responsibility for this ongoing process vested in the Compensation Committee's independent directors, rather than inhibited by the hurdles and complications reflected in this proposal. The unconventional requirements contained in the proposal would put the Company at a competitive disadvantage in hiring and retaining talent—potentially slowing the process upfront, or offering employment on uncertain terms.

        Most problematic, the proposal is impractical. Its exception—that it should be implemented so as not to violate existing contractual obligations—virtually negates the entire policy. This policy would have no impact on performance-based awards to our Chief Executive Officer, whose new employment agreement outlines specific parameters for performance metrics. For other executive officers, the Company would be required either to commit to performance metrics for equity awards in advance or to hold a shareholder vote on equity compensation plans at least annually. Neither of these options is in shareholders' best interest. Setting performance metrics too far in advance would remove the Compensation Committee's ability to closely tie equity grants to the Company's strategic goals. Consequently, performance objectives could become less narrowly tailored in order to account for future uncertainty, or the Company might be tied to outdated performance metrics that are no longer aligned with its current objectives. Similarly, annual approval would result in significant time and expense. Equity compensation plans typically have a duration of ten years, in part because requiring an annual vote is unduly cumbersome. Furthermore, because the timing of shareholder meetings does not generally coincide with the Company's decisions regarding equity awards to its employees, obtaining shareholder approval would be difficult and costly, if not impossible. Both at the Company and generally in the industry, compensation adjustments and incentive awards are made during the first calendar quarter. Deferring those decisions until after the shareholders' annual meeting or making them contingent on shareholder approval would put the Company at a competitive disadvantage for recruiting and retaining talent. The proposal would also place limitations on the Compensation Committee's ability to tie equity grants to metrics that contain confidential or proprietary information, even if such metrics are the most appropriate measures to properly incentivize employee performance.

        On a more fundamental level, the language of the proposal is so vague and ambiguous that its application cannot be determined. The proponent complains of vague standards in current criteria, but puts forth a proposal so vague and ambiguous that it is unclear what shareholders are being asked to vote on or how the proposed policy would be implemented. The proposal fails to specify any of the assumptions necessary to determine whether the "majority of awards" have been awarded pursuant to the metrics requested by the proposal. Ambiguities include:

  •
  whether the "majority of awards" refers to the total number of securities underlying the award, the total value of the award, the total value of the underlying securities awarded, or some other metric;

  •
  whether the "majority of awards" is to be calculated at each issuance of awards under the plan, on a yearly basis, over the life of the plan, or based on some other unspecified time period; and

  •
  how to determine the assumptions necessary for the calculation, including the Company's stock prices during an extended period of exercisability, or, in the case of valuation models, measures such as the historic volatility of the Company's stock price and prevailing interest rates.

        Additionally, the proposal asks the Compensation Committee to "to adopt a policy that all equity compensation plans submitted to shareholders for approval under Section 162(m) of the Internal Revenue Code will specify the awards that will result from performance," but fails to explain whether that requires that the plan list the exact number of awards to be awarded to each named executive officer over some period of time, requires that some undetermined measure of awards to be awarded must be disclosed at the time of shareholder approval, or how to determine such amount given that awards may be based on a number of future variables that would be unknown at the time of shareholder approval.

        As a result of these ambiguities, neither shareholders nor the Company can fairly determine with any reasonable certainty exactly what actions or measures the proposal would require. More importantly, though, the Chief Executive Officer's compensation has already been dramatically changed, and shareholders are being asked to approve a new equity plan that contains performance metrics typical for companies of our size and scope. In short, the concerns underlying the proposal have already been addressed. Shareholders would not be well served by an unclear policy to address a hypothetical problem.

        Our Board recommends that you vote "AGAINST" this proposal.

 ITEM 7

SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT CHAIRMAN

        The following shareholder proposal has been submitted to the Company for action by the American Federation of State, County and Municipal Employees Pension Plan, the beneficial owners of more than $2000 in market value of the Company's stock, 1625 L Street, NW, Washington, DC 20036. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

        Resolved:    The shareholders of Nabors Industries Ltd. ("Nabors") request the Board of Directors to adopt a policy, and amend the bylaws as necessary to reflect that policy, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement

        CEO Anthony Petrello also serves as Chair of Nabors' Board of Directors. We believe the combination of these two roles in a single person weakens a corporation's governance structure, which can harm shareholder value. As Intel former Chair Andrew Grove stated, "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can a CEO be his own boss?"

        In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the CEO and the Board and can support strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of its shareholders. We believe that having a CEO also serve as Chair creates a conflict of interest that can result in excessive management influence on the Board and weaken the Board's oversight of management.

        An independent Board Chair has been found in studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that, in 2006, all of the underperforming North

American companies with long-tenured CEOs lacked an independent Board Chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found that, worldwide, companies are now routinely separating the jobs of Chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made Chair, compared with 48 percent in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

        We believe that independent Board leadership would be particularly constructive at Nabors, where, in 2012, the Board adopted a shareholder rights (or "poison pill") plan that was not put to a shareholder vote; the Board has not yet implemented a shareholder proposal to give shareholders the ability to nominate directors, which was supported by a majority of shares voted; and only 25 percent of shares voted supported the advisory vote on executive compensation.

        We urge shareholders to vote for this proposal.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 7

        OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

        Our corporate governance structure, particularly through the role of our independent Lead Director, already reflects the substance of this proposal. The Lead Director, together with the other independent directors, performs each of the functions the proponent would vest in an independent chairman, including providing independent oversight of the Chief Executive Officer and other members of management. Through the collaborative leadership of our Chairman, our independent Lead Director and our five other independent directors, our Board in 2012 proactively adopted a shareholder rights plan that prevented transfer of a controlling interest in the Company without payment to shareholders of a commensurate premium, engaged in extensive communications with shareholders regarding the appointment and nomination of additional independent directors and dramatically restructured our Chief Executive Officer's compensation in response to shareholder concerns.

        Although the generalizations advanced by the proponent may be true of other companies, they simply do not apply to Nabors, where the Lead Director has essentially the same power as the Chairman, all of the standing Board committees (other than the Executive Committee) are comprised solely of independent directors, the Board and its committees each meet in executive session on a regular basis without the presence of management, and all Board members have complete access to management and outside advisors. Most significantly, the proponent fails to:

  •
  explain why Nabors' record operating revenues, gross margin and EBITDA achieved in 2012 should be viewed as underperforming;

  •
  explain why current directors should bind future boards to a structure that has only recently gained popularity, rather than allowing them to exercise their judgment at the appropriate time;

  •
  purport to have spoken with any member of our Board to learn how it operates and whether directors blindly follow the dictates of the Chairman or fulfill their fiduciary duties;

  •
  describe how an independent chairman would address escalating stock holdings differently than a strong lead director selecting a shareholder rights plan;

  •
  explain how shareholders' broad rights to nominate directors would be any more effective if the Board's chairman were independent; or

  •
  explain why the Chairman would allow the Board to so fundamentally restructure and reduce his compensation as Chief Executive Officer if he "runs the board".

        Instead, the proponent:

  •
  cites statistics that appear to indicate that, at a time when most companies had a CEO who also served as chairman of the board, underperforming companies in North America had that traditional structure, without mentioning that highly performing companies also had that structure;

  •
  wants Nabors to adopt a policy that would be applied at some future point when Mr. Petrello's employment agreement no longer calls for him to hold the titles of both Chairman of the Board and chief executive officer;

  •
  quotes a person unaffiliated with the Company and unacquainted with its Board for the proposition that "The chairman runs the board";

  •
  suggests that the seasoned, independent directors comprising the Company's Board are enslaved to the demands of the person they chose to act as Chairman;

  •
  intimates that directors acted inappropriately in unanimously adopting a shareholder rights plan and that an independent chairman would have changed that; and

  •
  intimates further that an independent chairman would allow shareholders to nominate directors—a right they already have.

        The Board has had a Lead Director since 2003. The Lead Director must be an independent director under our director independence standards, which include the NYSE rules. The Lead Director has clearly defined responsibilities, including developing and approving Board meeting agendas with the Chairman, calling and chairing meetings of nonmanagement directors, chairing certain portions of Board meetings, and facilitating communication between the Board and senior management. The Board's effective committee structure and full Board operations, including the independent Lead Director, allow the nonmanagement directors to carry out the fiduciary responsibilities entrusted to them by shareholders to provide proper oversight of management. The Board does not believe that mandating an independent Chairman is necessary to achieve effective independent oversight. The Board may choose to appoint an independent Chairman at some point if it deems it appropriate. In the meantime, the Board believes that the most effective leadership structure for the Company at present is for Mr. Petrello to serve as both Chairman and Chief Executive Officer and for Mr. Yearwood to serve as Lead Director.

        Moreover, the proposal's premise, that our Chairman controls our Board, is simply wrong and denigrates the role of the other directors. The Board reports to the shareholders. The Chairman is on the Board, but he does not constitute a quorum and cannot force any Board action. Although the Chairman plays an important role in shaping Board agendas and is occasionally delegated Board authority in certain matters to ease administrative burdens, any Board member may raise an agenda item or proposal, and a majority vote of the Board is required for any Board action. Each of our directors is fully versed on his duties as a director and, where applicable, committee chairman. In addition to the orientation they receive upon appointment to our Board, our directors undergo regular education with respect to their roles and obligations.

        The Board believes that the decision as to who should serve as Chairman or Chief Executive Officer, and whether the offices should be combined or separated, is properly the responsibility of the Board. Our independent directors, who control the Board, possess considerable experience and unique knowledge of the challenges and opportunities the Company faces. As such, they are in the best position to evaluate the needs of the Company and to determine how to organize the capabilities of the directors and senior managers to meet those needs. Adoption of a policy and a binding, proscriptive Bye-law amendment such as is requested in the proposal would unnecessarily restrict the Board's flexibility to structure the Board's composition and leadership as it deems appropriate to best serve the interests of shareholders.

        Our Board recommends that you vote "AGAINST" this proposal.

 ITEM 8

SHAREHOLDER PROPOSAL TO ADOPT A REQUIREMENT
THAT SENIOR EXECUTIVES RETAIN 75% OF SHARES

        The following shareholder proposal has been submitted to the Company for action by the Trowel Trades S&P 500 Index Fund, the beneficial owners of more than $2000 in market value of the Company's stock, P.O. Box 75000, Detroit, Michigan, 48275. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

        RESOLVED:    Shareholders of Nabors Industries Ltd. (the "Company") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company's qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company's existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement

        Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company's senior executives are generally free to sell shares received from our Company's equity compensation plans. In our opinion, the Company's current share ownership guidelines for its senior executives do not go far enough to ensure that the Company's equity compensation plans continue to build stock ownership by senior executives over the long-term.

        For example, our Company's share ownership guidelines require the Chief Executive Officer (the "CEO") to hold an amount of shares equal to five times his salary or about 375,554 shares based on current trading prices. In comparison, the CEO currently owns 9.7 million shares. In 2011, our Company granted the CEO 750,000 stock options. In other words, the equivalent of one year's equity awards is almost double the Company's share ownership guidelines for the CEO.

        Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company's equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives "an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases" (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

        We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

        We urge shareholders to vote FOR this proposal.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 8

        OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

        We already have a share retention policy. Our Board fully agrees that senior executive ownership of meaningful amounts of the Company's shares creates a beneficial alignment between the long-term interests of shareholders and senior executives. The Company, therefore, imposes significant share ownership requirements for its senior executive officers and maintains other policies that also align those interests. In light of our existing practices, the strong culture of share ownership that exists among our senior executive officers, and the numerous deficiencies and potential unintended negative consequences of this proposal that are discussed below, we do not believe that implementation of the proposal is appropriate for the Company. Moreover, because the proponent does not believe that Mr. Petrello's existing contract should be altered to conform to the proposal, it is unclear why a policy should be adopted now, with its effect delayed to some future period.

        As described in detail in this proxy statement, including in "Compensation Discussion and Analysis—Overview—Our Compensation Philosophy" and "Compensation Discussion and Analysis—How We Determine Executive Compensation", our compensation practices already encourage a focus on long-term performance through incentive awards that either vest or are awarded on the basis of performance metrics. These components work together to incentivize the achievement of the Company's long-term strategic objectives, align financial awards with the economic interests of shareholders and promote retention of the leadership talent that is critical to our success.

        In order to further align his interests with those of the Company, we have established share ownership requirements for our Chief Executive Officer as part of his employment agreement. Mr. Petrello is required to maintain equity ownership with a minimum acquisition value of five times his base salary. This requisite ownership level must be retained throughout his service. Additionally, the requirement in Mr. Petrello's employment agreement that he not engage in transactions that result in a material conflict of interest with the Company prevents him from entering into any hedging transactions involving the Company's shares.

        Aside from these formal requirements, Nabors has long had a strong culture of executive share ownership. Our executives have traditionally held significant equity stakes in the Company throughout the industry's cyclical ups and downs. Our Chief Executive Officer's current share ownership far exceeds the requirements in his contract; he is the beneficial owner of 11,376,709 of the Company's shares including fully vested stock options (which represents an ongoing investment value of over $179,524,468 as of April 5, 2013). With respect to share retention, our senior executives have historically retained a majority of all net after tax shares received under our equity compensation programs throughout their careers. Mr. Petrello, and previously Mr. Isenberg, together accumulated approximately 8.5% of the Company's outstanding shares over roughly two decades, largely through voluntarily accepting equity awards in lieu of cash bonuses, thereby placing earned compensation at the risk of forward stock performance. It bears noting that during 2013, 950,000 stock options that Mr. Petrello received in 2003 were forfeited upon expiration. Had he exercised those options at the stock's peak of $50.58, he would have realized over $29 million in compensation. Instead, he retained the options, aligning his interests with those of other shareholders, and they expired worthless. Simply put, executive share retention has never been a problem, and we do not see a need to "fix" it.

        Finally, the rigid approach mandated by the proposal would create undesirable incentives and undermine our ability to hire and retain qualified talent. A requirement to retain at least 75% of the net after-tax shares from all equity awards is unusually high. As such, qualified individuals may be less inclined to accept compensation in the form of equity, an important element in aligning executive compensation with shareholder interests. The proposal would also create a strong incentive for successful senior executives to terminate their employment with the Company in order to realize the value of their equity compensation at the height of their success, a time when retention is most important. A substantial portion of each of our executive officers' compensation is paid in the form of equity awards, and our executive officers have had long careers with the Company. As a result, there may be a legitimate desire for executives to diversify their assets. The long tenure of our executives has been an important factor in our long-term success, and this proposal would undermine that strength and harm our business. We believe that our Compensation Committee, comprised entirely of independent directors, is best suited to formulate executive share retention requirements that strike an appropriate balance between incentivizing management behavior and permitting executive officers to manage their own financial affairs.

        Our Board recommends that you vote "AGAINST" this proposal.

 ITEM 9

SHAREHOLDER PROPOSAL TO AMEND BYE-LAWS TO SEEK SHAREHOLDER
APPROVAL OF FUTURE SEVERANCE AGREEMENTS

        The following shareholder proposal has been submitted to the Company for action by the California Public Employees' Retirement System, the beneficial owners of more than $2000 in market value of the Company's stock, P.O. Box 942707, Sacramento, CA 94229-2707. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

        RESOLVED:    The shareowners of Nabors Industries Ltd. (the "Company") recommend that the Company amend its bye-laws, in compliance with law and required processes, to add the following:

  The Board of Directors ("Board") shall seek shareowner approval of future severance agreements with senior executives that provide total benefits exceeding 2.99 times the sum of the executive's base salary plus bonus. The Company would have the option of submitting the severance agreement for approval as a separate ballot item in advance or at the next meeting of shareowners after the terms of a severance agreements were agreed upon.

  "Severance agreements" include any agreements or arrangements that provide for payments or awards in connection with a senior executive's severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements. "Benefits" include lump-sum cash payments, including payments in lieu of medical and other benefits; tax liability "gross-ups;" the estimated present value of special retirement provisions; stock or option awards that are awarded under any severance agreement; the acceleration of any prior stock or stock option awards, perquisites and consulting fees—including the reimbursement of expenses—to be paid to the executive.

Supporting Statement

        In CalPERS opinion, the Company's executive compensation practices are severely flawed, especially the design of its executive severance agreements. The Company's shareowners agree. In 2012, CalPERS filed this same proposal which received support from over 66% of voting shareowners. For the last two years shareowners have rejected Management's Advisory Vote on Executive Compensation by earning only 42% support in 2011 from voting shareowners—and a dismal 25% support in 2012.

        The Company's current CEO would receive a potential cash severance of over $31 million upon termination without cause or a change in control and his estate $50 million in the event of his death or disability. Meanwhile, the Company has underperformed.

Total Return (as of 11/30/2012)

Source: Bloomberg

	5 Year	3 Year	1 Year
Nabors Industries	-45.35	-28.81	-18.06
S&P 500 Energy Index	4.44	29.99	2.97
S&P 500 Index	6.87	37.65	16.11

        We recognize that it is not always practical to obtain shareowner approval prior to entering into these severance agreements. Therefore, CalPERS proposed that the Company would have the option, if this proposal were implemented, of seeking shareowner approval after the terms of the agreement were agreed upon.

        This proposal requests that after severance agreements are negotiated, the Company submit them for shareowner approval as a separate vote at the next shareowners' meeting. Compared with an advisory vote on executive compensation or a vote on golden parachutes during a change in control, we believe this approach is preferable because it will provide the Board with timely and focused feedback from shareowners on the issue of severance benefits.

        For those reasons, we urge shareowners to vote FOR this proposal.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 9

        OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

        Our Board agrees with the proponent that severance payments should be limited to a reasonable amount. Accordingly, in response to last year's shareholder vote, the Board renegotiated our Chief Executive Officer's employment agreement and capped his potential severance payment at 2.99 times salary and bonus, the metric advanced by this proposal and supported by shareholders. The Board also significantly restricted his annual cash bonus potential, further reducing any potential severance payment. Moreover, the Board eliminated the severance payment (previously set at $50 million) in the event of our Chief Executive Officer's death or disability, also in response to the shareholder vote. In short, the proposal seeks to address an issue that no longer exists.

        Our Board, like those of many other public corporations, believes that providing an appropriate severance arrangement is an important consideration in executive compensation design. Severance arrangements are intended to ensure that covered individuals are free from personal distractions in the context of, for example, a potential change of control, when the Board needs the objective assessment and advice of these executives. These arrangements also are designed to attract and retain highly qualified executives. The Compensation Committee, composed exclusively of independent directors, oversees executive compensation arrangements, including severance arrangements. The decision of whether, and how, to offer severance benefits is one that is made in the context of the competitive marketplace for executive talent, the overall compensation arrangement and the specific needs of the Company. Our Board believes that it is in the shareholders' best interest to have the responsibility for this ongoing process vested in the Compensation Committee's independent directors rather than inhibited and diminished by the potential hurdles and complications reflected in this proposal.

        Any effort to legislate in the Company's Bye-laws rigid restrictions on, or approval requirements for, other forms of severance benefits would ultimately fail to produce optimal results. First, it is impossible to anticipate every situation or alternative that may be considered as part of an overall compensation arrangement. Unduly restricting the Compensation Committee's discretion in crafting an overall compensation or severance program may preclude an arrangement in the best interest of shareholders. For example, under the new employment agreement of our Chief Executive Officer, the majority of his potential long-term incentive compensation takes the form of equity awards that must first be earned, then are further subjected to three-year vesting requirements. This arrangement is more beneficial to the Company than if those incentives were paid in the form of cash or vested equity. Because they are already earned at the time of award, the employment agreement provides that they vest in the event of termination for death, disability or without cause. Under this proposal, however, that arrangement would be precluded.

        Furthermore, implementation of the proposal presents a number of practical issues, including the significant time and expense required to obtain shareholder approval. Because the timing of shareholder meetings likely will not coincide with the Company's negotiations with employment candidates, a special meeting of the shareholders may be required to approve and finalize any such arrangements. This process would be costly and time consuming for the Company. Alternatively under the proposal, the Company could seek shareholder approval after the material terms of any such arrangement have been agreed upon. However, this would place the Company at a competitive disadvantage in recruiting and retaining executive talent because severance agreements offered by the Company would be uncertain and therefore less valuable than those provided by other companies, whose arrangements would not be contingent upon shareholder approval.

        In addition, how the proposed Bye-law is to function is unclear, as it does not specify several of the details necessary for its proper implementation. Even the proponent, after extensive dialogue, has been unable to clarify the proposal. The proposal fails to specify any of the relevant assumptions necessary to make a determination as to whether the "benefits" received by an executive upon termination would exceed the 2.99 multiple set forth in the proposal. It is therefore unclear:

  •
  whether the value of equity awards should be determined using the intrinsic value of the awards, a value based on a valuation model such as the Black-Scholes or binomial valuation model, or some other method;

  •
  how to discern the assumptions necessary for the calculation, including the date of termination, the Company's stock prices during an extended period of exercisability, or, in the case of valuation models, measures such as the historic volatility of the Company's stock price and prevailing interest rates;

  •
  whether previously accrued but unexercised options would be included in the benefits calculation;

  •
  whether previously earned but unpaid compensation would be included in the benefits calculation;

  •
  how to value potential severance amounts given our senior executives' history of voluntarily accepting equity awards in lieu of cash compensation; and

  •
  whether, in determining the base of the calculation, salary and bonus should be measured as salary and bonus in effect at the time of termination, salary and bonus for the prior fiscal year, average salary and bonus over some number of prior years, or salary and bonus based on yet some other measure.

As a result, the actual 2.99 threshold may vary dramatically based on whether the Company performs the test at the time the employment agreement is executed, at the time of termination, after termination when all contingencies are resolved or at some other date. Adopting a Bye-law that even the drafter cannot interpret would put the Company in a precarious situation when it decides to enter into an employment agreement with an executive and confronts the many interpretive decisions left unanswered. The differing interpretations of what key terms in the proposal mean would leave the Company inescapably vulnerable.

        Because the limitations advocated in the proposal have already been implemented, because the Compensation Committee is best positioned to craft future severance arrangements in light of circumstances as they arise, and because of the inherent dangers of the proposed Bye-law provision, our Board believes it is not in the best interests of the Company and its shareholders to adopt this proposal.

        Our Board recommends that you vote "AGAINST" this proposal.

ITEM 10

SHAREHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYE-LAW

        The following shareholder proposal has been submitted to the Company for action by the New York City Employees' Retirement System, The New York City Fire Department Pension Fund, The New York City Teachers' Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System, along with additional co-sponsors, the beneficial owners of more than $2000 in market value of the Company's stock, One Centre Street, Room 629, New York, NY 10007-2341. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

        RESOLVED:    Shareholders of Nabors Industries Ltd. ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require Nabors to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. Nabors shall allow shareholders to vote on such nominee on Nabors' proxy card.

        The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the number of directors then serving. This bylaw, which shall supplement existing rights under Nabors' bylaws, should provide that a Nominator must:

  a)
  have beneficially owned 3% or more of Nabors' outstanding common stock continuously for at least three years before the nomination is submitted;

  b)
  give Nabors written notice within the time period identified in Nabors' bylaws of the information required by the bylaws and any rules of the Securities and Exchange Commission about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

  c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with Nabors shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than Nabors' proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Nabors.

        The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and any applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

        We believe long-term shareholders should have a meaningful voice in electing directors. The case for Nabors is compelling: the Board has repeatedly awarded excessive CEO compensation and perks despite long-term underperformance, lacks sufficient independence and has been unresponsive to shareholder concerns.

        In 2012, shareholders voted the majority of shares cast for this proxy access shareholder proposal, and against management's recommendation on four compensation-related proposals.

        During 2011, shareholders withheld 62% of votes cast from Myron Sheinfeld, one of three directors with at least 20 years' tenure, and rejected management's say-on-pay proposal. Subsequently, the Board triggered a $100 million severance payment to Chairman and former CEO Eugene Isenberg.

        In 2010, shareholders withheld 48% of votes cast from directors John Lombardi and James Payne, who we believe have potential conflicts of interest.

        We urge shareholders to vote FOR this proposal.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 10

        OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

        The proponents use the director nominating process as a proxy to complain about executive compensation. Notably, the proponents do not allege that any director candidate proposed by a shareholder has failed to receive due consideration. The arguments they do make are stale, having already been addressed by the Board, or were never true. As discussed repeatedly above, the current Board has completely restructured our Chief Executive Officer's compensation in response to shareholder concerns. The proposal continues to reference a potential $100 million severance payment that was never paid, more than a year after the Company announced that no such payment had been triggered or would be made. Finally, without any support, they claim that two directors lack independence, even though the facts previously cited in support of that contention no longer exist. Because shareholders already have a meaningful voice in electing directors and can already recommend director candidates, our Board believes the proposed action is unnecessary.

        The Governance and Nominating Committee, which is comprised entirely of independent directors and has the responsibility to identify and nominate qualified director candidates to serve on our Board, has a defined procedure for individuals to recommend director candidates, which is described above in "Corporate Governance—Director Nominations." This process gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Governance and Nominating Committee without any minimum share ownership requirement, which the proposal would impose. An effective board is made up of individuals having disparate talents and experiences who work together constructively to make strategic decisions that create shareholder value. Ultimately, the proposal could lead to a divided board of directors with competing factions that make it difficult for the Company to pursue a successful and consistent business strategy. The Governance and Nominating Committee is equipped to evaluate the particular talents and experiences of potential nominees, to determine whether these are congruous with the talents and experiences of the other directors and to assess each candidate's commitment to the long-term best interests of the Company.

The evaluation process is complex, and the committee is better suited than an individual shareholder to make such determinations.

        The proponents advance a number of arguments the Board believes are misleading or inaccurate in support of the proposal. First, they argue that "the Board has repeatedly awarded excessive CEO compensation and perks," supported in large part by false innuendo regarding a $100 million severance payment that was neither triggered nor made. In fact, all senior executive compensation has been paid pursuant to binding employment agreements that had been in place for decades and that had been approved by creditors, shareholders and previous members of the Board. If by "repeatedly" the proponents mean "annually", it is true that the Board has caused the Company to comply with its contractual duties each year. In stark contrast to the proponents' tone, however, compensation under the agreements of the Company's senior executives has been repeatedly reduced in response to shareholder concerns, most recently in a complete restructuring earlier this year, as described in the CD&A.

        The proponents also allege that certain directors are not independent. They offer no substantiation for their allegation. We not only disagree, but note that this assertion is also stale. Others have previously argued that Dr. Lombardi's prior employment by the University of Massachusetts impacted his independence vis-à-vis Mr. Isenberg; Mr. Isenberg, however, is no longer a member of management or the Board. The Company's ownership of an interest in a company that Mr. Payne previously chaired has also been questioned; that company no longer exists, and Mr. Payne has no relationship with its successor. Further, Mr. Payne is retiring from service on our Board this year. The fact remains that, with keen regard for its duties, the Governance and Nominating Committee has carefully reviewed all relationships between the directors and management and has determined that the nonemployee members of the Board meet all applicable independence standards.

        The proponents allege that the Board has been unresponsive to shareholder concerns. Far from being unresponsive, we have detailed above the steps the Board has taken over the last four years, as well as a number of steps taken since the 2012 annual general meeting, in direct response to shareholder concerns. The Board—and management—have not only engaged in extensive dialogue with shareholders, but have taken a number of steps, including where possible amending contractual obligations, to respond to shareholder concerns.

        The proponents note that certain directors experienced low favorable votes, and in one case, a lower than majority favorable vote. In response to shareholder concerns raised previously and in discussions with the Lead Director and others, those very directors have voted to:

  •
  require any director who does not receive majority support to tender his resignation;

  •
  declassify the Board;

  •
  appoint four new independent directors; and

  •
  significantly reduce executive compensation—including saving over $100 million in connection with the termination of Mr. Isenberg's employment agreement and substantially restructuring our Chief Executive Officer's compensation.

        Additionally, the Company has shown a willingness to engage with shareholders regarding proposed director nominees. Most recently, following discussions with our largest shareholder and others, the Board agreed to nominate two new independent directors, one each in 2013 and 2014. That shareholder recommended, and the Board agreed, to appoint Howard Wolf in April 2013. Mr. Wolf is nominated for election at the meeting.

        The Board believes that the proponents' allegations are inaccurate and that the concerns about shareholder nomination of directors are more than adequately addressed by the Company's current policies. Our Board recommends that you vote "AGAINST" this proposal.

CODE OF ETHICS

        All of our employees, including our Chief Executive Officer, our principal financial and accounting officer and other senior officials, and our directors are required to abide by our Code of Business Conduct to ensure that Nabors' business is conducted in a consistently legal and ethical manner. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to the Code of Business Conduct and any waivers of the Code of Business Conduct that apply to our principal executive officer or our principal financial and accounting officer. A copy of the Code of Business Conduct is available in print without charge to any shareholder that requests a copy. Direct requests to the Corporate Secretary and deliver them in person or by courier to the address on the cover page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Nabors' directors and executive officers, and persons who own more than 10% of a registered class of Nabors' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Nabors. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish Nabors with copies of all Section 16(a) forms that they file.

        To our knowledge, based solely on our review of the copies of Forms 3 and 4 and amendments thereto furnished to us during 2012 and Form 5 and amendments thereto furnished to us with respect to 2012, and written representations that no other reports were required, all Section 16(a) filings required to be made by Nabors' officers, directors and greater-than-10% beneficial owners with respect to 2012 were timely filed.

SHAREHOLDER MATTERS

        Bermuda has exchange controls applicable to residents in respect of the Bermudian dollar. As an exempted company, Nabors is considered to be nonresident for such controls; consequently, there are no Bermuda governmental restrictions on the Company's ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

        There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends, if any, paid by Nabors to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors common shares (other than by shareholders resident in Bermuda).

SHAREHOLDER PROPOSALS

        Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 annual general meeting of shareholders must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 31, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with our Bye-laws, in order to be properly brought before the 2014 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on the first page of this proxy statement or by mail at P.O. Box HM3349, Hamilton, HMPX, Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year's meeting (provided, however, that if the 2014 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than March 6, and no later than April 5, 2014.

OTHER MATTERS

        The Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

        Costs of Solicitation.    We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. We have retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, to solicit proxies on behalf of the Board of Directors at an estimated cost of $25,000 plus reasonable out-of-pocket expenses. Proxies may be solicited on behalf of the Board of Directors by mail, in person and by telephone. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

        Financial Statements.    The financial statements for the Company's 2012 fiscal year will be presented at the meeting.

NABORS INDUSTRIES LTD.
Mark D. Andrews Corporate Secretary

Dated: April 30, 2013

Appendix A

 NABORS INDUSTRIES LTD.
INCENTIVE BONUS PLAN

        1.    Purpose.

        (a)    General.    The purpose of the Incentive Bonus Plan (the "Incentive Plan") is to advance the interests of Nabors Industries Ltd. (the "Company") and its subsidiaries by providing Participants (as defined herein) in the Incentive Plan with annual bonus incentive opportunities linked directly to achievement of specific performance metrics. It is intended that the Incentive Plan will: (a) reinforce the Company's goal-setting and strategic planning process; (b) recognize the efforts of management in achieving objectives; and (c) aid in attracting and retaining competent management, thus ensuring the long-range success of the Company. The Incentive Plan is intended to permit Awards to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC").

        (b)    Effective Date.    The Incentive Plan shall be effective as of January 1, 2013, subject to approval by the shareholders of the Company at the 2013 Annual Meeting of the Company's shareholders. The Incentive Plan shall remain effective until December 31, 2022 or such earlier date as the Board shall determine.

        2.    Administration.

        (a)    General.    The Incentive Plan shall be administered by the compensation committee (the "Committee") of the Company's Board of Directors (the "Board"), as hereinafter provided.

        (b)    Committee Structure and Authority.    The Committee shall consist of two or more outside directors. No member of the Committee shall be eligible to participate in the Incentive Plan while serving as a member of the Committee. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act"), or any successor thereto and "outside directors" as defined in IRC Section 162(m), and the regulations issued thereunder. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of the Company for all purposes.

        (c)    Committee Discretion.    For purposes of administration, the Committee, subject to the terms of the Incentive Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Covered Persons, Participants and their legal representatives and beneficiaries.

        (d)    Committee Liability.    No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

        3.    Eligibility.

        The persons who shall be eligible to participate in the Incentive Plan shall be those persons who are officers, key employees and consultants of the Company or any subsidiary ("Covered Persons") who are in a position, in the determination of the Committee, to make contributions to the growth and financial success of the Company and its subsidiaries. From the Covered Persons eligible to participate in the Plan, the Committee may, from time to time, select persons ("Participant") to participate for the

Award Year and shall determine the terms and conditions, Target Awards and Performance Goals with respect thereto. Non-Employee Directors of the Company will not be eligible to participate in the Incentive Plan.

        4.    Awards.

        (a)    Award Year.    The Committee may, subject to the terms hereof, make Awards in each calendar year with respect to the preceding calendar year hereunder ("Award Year"), beginning with an Award made in 2014 with respect to Award Year 2013, to Participants eligible for awards under the Incentive Plan. Awards shall be paid within 30 days after the Committee's certification of the achievement of applicable Performance Goals in the calendar year following the Award Year, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to any deferred compensation plan of the Company.

        (b)    Pre-Established Targets.    The Committee shall establish a Target Award and Performance Goals for each Participant selected to participate in the Incentive Plan during the Award Year. Target Awards and Performance Goals shall be established for each Participant not later than the date required for compliance under IRC Section 162(m) for the Award Year and the payment of any Awards shall be contingent upon the attainment of such Performance Goals and certification (in writing) of the same by the Committee.

        (c)    Performance Goals.    The Performance Goals are set out in Attachment A.

        (d)    Reduction of Award.    The Award made to an individual Participant may be less (including no Award) than the percentage of the Target Award determined based on the level of achievement of applicable Performance Goals. The Committee shall be precluded from increasing the Target Award but may apply its discretion to reduce or eliminate such Award without the consent of the Participant, which determination shall be final and binding on the Participant.

        (e)    Pro-Rated Award.    If a Participant's active employment with the Company or a subsidiary of the Company, as the case may be, ceases during any Award Year because of retirement, disability or death, the Performance Goals shall be scaled down based upon the number of days the Participant was an employee during the Award Year and the Participant shall be eligible to receive a similarly prorated share of the Award for that Award Year. Such prorated payment shall be made at the same time payments for that Award Year are made to other Participants. If employment is terminated during an Award Year for any reason other than retirement, disability or death, the Participant will forfeit all right to receive an Award for that Award Year.

        (f)    Payments.    Awards shall be paid in cash, provided that the Committee may determine, in its sole discretion, that in lieu of cash, Awards (or any portion thereof) shall be paid (i) in restricted shares of the Company's Common Stock ("restricted shares") or (ii) in stock options (the value of such options to be determined by the Committee), in either case, issued under any stock plan of the Company that has been shareholder approved. If all or a portion of a Participant's Award is to be paid in restricted shares or stock options, the Committee may also provide that, if any of such restricted shares or stock options are forfeited because such Participant's employment terminates before the restrictions on such restricted shares lapse, or vesting of the stock options occurs, such Participant shall be entitled to a cash bonus payment from the Company. In the case of restricted shares, the cash payment shall be equal to the lesser of (i) the dollar amount of the Award that was paid in the medium of forfeited restricted shares in lieu of cash and (ii) the fair market value of the forfeited restricted shares at the time of such employment termination. In the case of stock options, the cash payment shall be equal to the difference between (i) the fair market value of a share of the Company's Common Stock at the time of such termination and (ii) the exercise price of the forfeited stock option, multiplied by the number of shares of Common Stock applicable to the forfeited stock options. Such amount shall be payable by the Company within 30 days after the Participant's termination of employment (unless such amount is subject to IRC Section 409A, in which case termination of employment shall mean "separation from service" pursuant to IRC Section 409A, and if the Participant is a "specified employee", payment shall be made in accordance with IRC Section 409A(a)(2)(B)(i)).

        (g)    Per Participant Award Year Limitation.    In no event may the sum of the dollar value of an Award that is paid in cash, restricted shares and stock options (the value of stock options to be determined by the Committee) to any Participant under the Incentive Plan for any Award Year exceed $10,000,000 (ten million dollars). The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan.

        5.    Designation of Beneficiaries.

        A Participant may designate a beneficiary or beneficiaries to receive in case of the Participant's death all or part of the Awards which may be made to the Participant under the Incentive Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall become effective only when filed with the Company during the Participant's lifetime with written acknowledgment of receipt from the Company. In case of the Participant's death, an Award made under the Incentive Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries.

        6.    Amendments and Termination.

        Either the Board or the Committee may amend or terminate the Incentive Plan at any time, provided that no such amendment or termination shall be made that would impair the rights of a Participant, without their consent, with respect to any Award that has been made prior to the amendment or termination of the Incentive Plan. An amendment may affect present and future Participants. Any amendment made by the Committee shall be subject to approval or rejection of the Board. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Incentive Plan is voted upon (i) increase the maximum amount of compensation which may be awarded under the Incentive Plan to any individual, (ii) amend the class of Covered Persons eligible to receive Awards, (iii) alter the Performance Goals, or (iv) extend the term of the Incentive Plan. Subject to the above provisions, the Board and the Committee shall have authority to amend the Incentive Plan to make changes that are consistent with the purpose of the Incentive Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards which qualify for beneficial treatment under such rules without shareholder approval.

        7.    Miscellaneous.

        (a)    Other Actions.    Nothing contained in the Incentive Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award incentive compensation for proper corporate purposes other than under the Incentive Plan to any officer, director, employee or other person, firm, corporation or association.

        (b)    Governing Laws.    The Incentive Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

        (c)    Approval.    The Incentive Plan shall become effective on January 1, 2013, but shall be subject to approval by vote of the shareholders of the Company at the 2013 Annual Meeting of Shareholders.

        (d)    Withholding of Taxes.    Awards shall not be made unless the Participant has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to collect as a result of the payment of an Award. The Committee may authorize that shares of Common Stock or options be applied toward the payment of withholding taxes.

        (e)    Continuance of Employment.    Nothing in the Incentive Plan or in any Award shall confer on any Covered Person or Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

        (f)    Loans or Installment Payments.    The Committee may, in its discretion, assist any Participant, including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Participant. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

        (g)    Headings.    The headings are for reference purposes only and shall not affect the meaning or interpretation of this Incentive Plan.

        (h)    Severability.    If any provision of this Incentive plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Incentive Plan shall be construed as if such invalid or unenforceable provision were omitted.

        (i)    Successors and Assigns.    This Incentive Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

 ATTACHMENT A

PERFORMANCE GOALS

        To the extent permitted under IRC Section 162(m), performance goals established for purposes of Awards intended to be "performance-based compensation" under IRC Section 162(m), shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

  •
  income before federal taxes and net interest expense;

  •
  achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

  •
  completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

  •
  working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

  •
  earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives;

  •
  earnings per share;

  •
  operating income, gross income, cash flow;

  •
  gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin or reduction in operating expenses;

  •
  earnings before interest and taxes or before interest, tax, depreciation and amortization;

  •
  return on equity, assets, capital and/or invested capital;

  •
  net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues;

  •
  sales or market share;

  •
  total shareholder return, economic value added, the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends.

        With respect to Awards that are intended to qualify as "performance-based compensation" under IRC Section 162(m), to the extent permitted under IRC Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

  •
  restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in the applicable accounting standards governing the Company and/or management's discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company's Form 10-K for the applicable year;

  •
  an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or

  •
  a change in tax law or accounting standards required by generally accepted accounting principles.

        Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as "performance-based compensation" under IRC Section 162(m) may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

        In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as "performance-based compensation" under IRC Section 162(m), to the extent permitted under IRC Section 162(m), but only to the extent permitted under IRC Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

  •
  designate additional business criteria on which the performance goals may be based; or

  •
  adjust, modify or amend the aforementioned business criteria.

        The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Company as a whole, or a combination of the foregoing. The Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

        The Committee shall certify in writing the level of achievement of Performance Goals before payment of any Award.

Appendix B

 NABORS INDUSTRIES LTD.
2013 STOCK PLAN

Section 1. Purpose of Plan.

        The name of this plan is the Nabors Industries Ltd. 2013 Stock Plan (the "Plan"). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses. The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

        For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

          (a)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

          (b)   "Affiliate" means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

          (c)   "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.

          (d)   "Award Agreement" means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cause" means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a felony or other crime involving fraud and/or moral turpitude; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates' reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant's employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

          (g)   "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (i)    "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "nonemployee directors" as defined in Rule 16b-3 issued under the Exchange Act, (ii) "outside directors" as defined in section 162(m) of the Code; and (iii) "independent directors" within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to "Committee" shall mean the Board.

          (j)    "Common Shares" means the common shares, par value $0.001 per share, of the Company.

          (k)   "Company" means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).

          (l)    "Consultant" means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

          (m)  "Director" means a member of the Board who is not an Employee or Consultant (other than in that individual's capacity as a Director).

          (n)   "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term "Disability" included and met the requirements of a "disability" within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term "Disability" herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company's accident and health plan.

          (o)   "Eligible Recipient" means an Employee, Director or Consultant.

          (p)   "Employee" means an employee of the Company or an Affiliate.

          (q)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (r)   "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          (s)   "Fair Market Value" of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

          (t)    "Freestanding SAR" means an SAR that is granted independently of any Options, as described Section 11 hereof.

          (u)   "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

          (v)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

          (w)  "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

          (x)   "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

          (y)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

          (z)   "Performance Goal" shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals may be based upon one or more of the following performance criteria for the Company, or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

            (aa) "Restricted Stock Unit" means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

            (bb) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

            (cc) "Shares" means Common Shares and the common equity of any successor security.

            (dd) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

            (ee) "Stock Bonus" means the right to receive a Share granted pursuant to Section 10 hereof.

            (ff)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            (gg) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

            (hh) "Ten Percent Owner" has the meaning set forth in Section 7(b).

            (ii)   "Termination" when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

Section 3. Administration.

        (a)   The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

            (i)  to select those Eligible Recipients who shall be Participants;

           (ii)  to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

          (iii)  to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

          (iv)  to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

           (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

         (vii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

        (b)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

        (c)   The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates if the period equals or exceeds one year (or if the period is shorter, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations as defined in APB Opinion No. 30 or FAS No. 144, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

        (d)   Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees.

        (e)   If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.

        (a)   There shall be reserved and available for issuance under the Plan 7,000,000 Common Shares.

        The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

        (b)   Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus are forfeited, (iii) payment for an Option upon exercise is made with Shares owned by the Optionee for at least six months on the date of surrender, (iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (v) Shares are surrendered in payment of the exercise price or purchase price of an Award, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

        (c)   The aggregate number of Shares with respect to which Awards under this Plan (including Awards payable in cash but denominated in Common Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 3,000,000.

        (d)   Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied

Section 5. Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6. Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7. Options.

        (a)   General.    Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

        (b)   Exercise Price.    The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a "Ten Percent Owner") of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

        (c)   Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (d)   Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

        (e)   Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing.

        (f)    Rights as Shareholder.    An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

        (g)   Nontransferability of Options.    The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

        (h)   Termination of Employment or Service.    Except as otherwise provided in an Award Agreement, upon a Participant's Termination of employment or service with the Company or any Affiliate for any reason other than the Participant's resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant's Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant's resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

        (i)    Continued Service as a Director.    Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant's Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

        (j)    Limitation on Incentive Stock Options.    To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock.

        (a)   General.    Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (b)   Purchase Price.    The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

        (c)   Awards and Certificates.    The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

        (d)   Nontransferability.    Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Restricted Period shall be not less than three years, provided that the Restricted Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

        (e)   Rights as a Shareholder.    Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

        (f)    Termination of Employment.    The rights of Participants granted an Award of Restricted Stock upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

Section 9. Restricted Stock Units

        (a)   Vesting.    At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of preestablished Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

        (b)   Benefit Upon Vesting.    Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company's sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests. Notwithstanding the foregoing provisions of this Section 9, if a Restricted Stock Unit is to be settled in Common Shares, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals.

        (c)   Termination of Employment.    The rights of Participants granted a Restricted Stock Unit upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10. Stock Bonus Awards

        In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant's salary or cash bonus equal to such Fair Market Value.

Section 11. Stock Appreciation Rights.

        (a)   Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of preestablished Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

        (b)   Grant Price.    The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

        (c)   Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

        (d)   Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

        (e)   SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

        (f)    Term of SARs.    The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

        (g)   Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

           (ii)  the number of Shares with respect to which the SAR is exercised.

        At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12. Effect of Change in Control.

        (a)   Committee Action.    Unless otherwise provided in the Award Agreement, upon the occurrence of a change in control (as such term may be defined in an Award Agreement) or upon Termination of employment under specified circumstances during a specified period following such a change in control, all as specified in the applicable Award Agreement, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

            (i)  the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

           (ii)  the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Unit then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board;

          (iii)  the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer's stock; and

          (iv)  the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the change of control.

        (b)   Notwithstanding the above provisions of this Section 12, the Board shall not be required to take any action described in the preceding provisions of this Section 12, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

Section 13. Amendment and Termination.

        (a)   The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

        (b)   Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant's death, disability, or Termination of employment or service (other than Participant's retirement or Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award that is intended to qualify as performance-based compensation under section 162(m) of the Code shall provide or allow for vesting other than as permitted by that section. Subject to Section 4 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

        (c)   Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 14. Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

        (a)   Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

        (b)   If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 16. General Provisions.

        (a)   Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

        (b)   All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

        (d)   No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (e)   If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

        (f)    The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

        (g)   Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

        (h)   Section 409A.

            (i)  The Plan is intended to comply with the section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, the section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

           (ii)  For purposes of section 409A of the Code, each payment made under this Plan and the Award Agreement shall be designated as a "separate payment" within the meaning of the section 409A of the Code.

          (iii)  References to the Termination of a Participant, where such Termination could result in the vesting of an Award of Restricted Stock, the compensation from which is to be exempt from the section 409A Rules by reason of the short-term deferral exception under the section 409A of the Code and the Treasury regulations promulgated thereunder, shall mean, but only for purposes of determining whether and when vesting of such Restricted Stock has occurred, a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a "separation from service" within the meaning of Treasury regulation section 1.409A-1(h) by reason of the death or Disability of the Participant, or by an "involuntary separation from service" (without Cause) within the meaning of Treasury regulation section 1.409A-1(n).

          (iv)  In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the "deferral of compensation" under the section 409A of the Code and the Treasury regulations promulgated thereunder, "Termination" shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture) a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a "separation from service" within the meaning of Treasury regulation section 1.409A-1(h).

           (v)  In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a "deferral of compensation" and become payable on account of the "separation from service" (within the meaning of Treasury regulation section 1.409A-1(n)) of a Participant who as of the date such separation from service is a "specified employee" (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant's separation from service or (ii) the date of the Participant's death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 16(h)(v) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section 17. Shareholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the date of its approval by the Company's shareholders.

Section 18. Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's shareholders, but Awards theretofore granted may extend beyond that date.

PROXY

NABORS INDUSTRIES LTD.

This Proxy is Solicited on Behalf of the Board of Directors

The person signing on the reverse by this proxy appoints Anthony G. Petrello and Mark D. Andrews, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all common shares of Nabors Industries Ltd. held of record by the undersigned at the close of business on April 5, 2013 at Nabors’ annual general meeting of shareholders to be held on June 4, 2013 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1.              ELECTION OF DIRECTORS: Election of five directors to serve until the 2014 annual general meeting of shareholders, or until their respective successors are elected and qualified.

Nominees: James R. Crane, Michael C. Linn, John V. Lombardi, Howard Wolf and John Yearwood

2.              APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO SET THE AUDITOR’S REMUNERATION: Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the auditor’s remuneration.

3.              APPROVAL OF 2013 INCENTIVE BONUS PLAN.

4.              APPROVAL OF 2013 STOCK PLAN.

5.              SAY-ON-PAY PROPOSAL: Nonbinding proposal to approve the compensation paid to the Company’s named executive officers.

6.              SHAREHOLDER PROPOSAL: Shareholder proposal to require shareholder approval of specific performance metrics in equity compensation plans.

7.              SHAREHOLDER PROPOSAL: Shareholder proposal to require an independent chairman.

8.              SHAREHOLDER PROPOSAL: Shareholder proposal regarding share retention requirement for senior executives.

9.              SHAREHOLDER PROPOSAL: Shareholder proposal regarding shareholder approval of certain severance agreements.

10.       SHAREHOLDER PROPOSAL: Shareholder proposal regarding proxy access.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOX, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITOR,  FOR APPROVAL OF THE 2013 INCENTIVE BONUS PLAN, FOR APPROVAL OF THE 2013 STOCK PLAN, FOR THE NONBINDING ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION, AND AGAINST THE FIVE SHAREHOLDER PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

SEE REVERSE

SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

☒       Please mark your votes as in this example.

A	Proposals—THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.	Election of Directors	FOR	WITHHELD
James R. Crane
Michael C. Linn
John V. Lombardi
Howard Wolf
John Yearwood

For, except vote withheld from the following nominee(s):

2.	Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the auditor’s remuneration.	FOR	AGAINST	ABSTAIN

3.	Proposal to approve the 2013 Incentive Bonus Plan.	FOR	AGAINST	ABSTAIN

4.	Proposal to approve the 2013 Stock Plan.	FOR	AGAINST	ABSTAIN

5.	Nonbinding proposal to approve the compensation paid to the Company’s named executive officers.	FOR	AGAINST	ABSTAIN

B	Proposals—THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 6, 7, 8, 9 AND 10.

6.	Shareholder proposal to require shareholder approval of specific performance metrics in equity compensation plans.	FOR	AGAINST	ABSTAIN

7.	Shareholder proposal to require an independent chairman.	FOR	AGAINST	ABSTAIN

8.	Shareholder proposal regarding share retention requirement for senior executives.	FOR	AGAINST	ABSTAIN

9.	Shareholder proposal regarding shareholder approval of certain severance agreements.	FOR	AGAINST	ABSTAIN

10.	Shareholder proposal regarding proxy access.	FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (including a motion to adjourn the meeting) and at any adjournment of the meeting.

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person

Signature	Date

Signature	Date

QuickLinks

ITEM 1 ELECTION OF DIRECTORS
OTHER EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
NONEMPLOYEE DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
2012 SUMMARY COMPENSATION TABLE
2012 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED IN 2012
2012 NONQUALIFIED DEFERRED COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ITEM 2 APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE AUDITOR'S REMUNERATION
ITEM 3 APPROVAL OF 2013 INCENTIVE BONUS PLAN
ITEM 4 APPROVAL OF 2013 STOCK PLAN
ITEM 5
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
ITEM 6
SHAREHOLDER PROPOSAL TO REQUIRE SHAREHOLDER APPROVAL OF SPECIFIC PERFORMANCE METRICS IN EQUITY COMPENSATION PLANS
ITEM 7
SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT CHAIRMAN
ITEM 8
SHAREHOLDER PROPOSAL TO ADOPT A REQUIREMENT THAT SENIOR EXECUTIVES RETAIN 75% OF SHARES
ITEM 9 SHAREHOLDER PROPOSAL TO AMEND BYE-LAWS TO SEEK SHAREHOLDER APPROVAL OF FUTURE SEVERANCE AGREEMENTS
BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 9
ITEM 10 SHAREHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYE-LAW
BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 10
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER MATTERS
SHAREHOLDER PROPOSALS
OTHER MATTERS
NABORS INDUSTRIES LTD. INCENTIVE BONUS PLAN
ATTACHMENT A PERFORMANCE GOALS
NABORS INDUSTRIES LTD. 2013 STOCK PLAN